Exhibit 10.9

SECOND AMENDMENT AGREEMENT DATED 21 JUNE 2023 FOR BUNGE FINANCE EUROPE B.V. THE BORROWER WITH CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK ACTING AS AGENT
RELATING TO A FACILITY AGREEMENT DATED 16 DECEMBER 2021

CONTENTS
Clause	Page
1.    Definitions and Interpretation    1
2.    Representations    2
3.    Amendment    2
4.    Continuity and Further Assurance    3
5.    Fees, Costs and Expenses    3
6.    Miscellaneous    3
7.    Governing Law    3
Schedule 1 The Lenders    4
Schedule 2 Conditions Precedent    5

Exhibit A Form of Facility Agreement

THIS AGREEMENT is dated 21 June 2023 and made among:
(1)    BUNGE FINANCE EUROPE B.V. a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands having its corporate seat (statutaire zetel) in Rotterdam, The Netherlands and its registered office at 1391 Timberlake Manor Parkway, Chesterfield, Missouri 63017, United States of America and registered with the Dutch Commercial Register (Handelsregister) under number 24347428 (the "Borrower");
(2)    THE FINANCIAL INSTITUTIONS listed in Schedule 1 (The Lenders) as lenders (the "Lenders"); and
(3)    CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK as agent of the other Finance Parties (the "Agent").
RECITALS:
(A)    This Agreement is supplemental to and amends the Existing Facility Agreement (as defined below).
(B)    The Parties have agreed to amend the Existing Facility Agreement on the terms of this Agreement.
IT IS AGREED as follows:
1.    DEFINITIONS AND INTERPRETATION
1.1    Definitions
In this Agreement:
"Amended Facility Agreement" means the Existing Facility Agreement, as amended by this Agreement.
"Effective Date" means the date of the notification by the Agent under paragraph (a) of Clause 3.2 (Effective Date) to the Borrower and the Lenders.
"Effective Time" means the time on the Effective Date at which the Agent delivers the notification under paragraph (a) of Clause 3.2 (Effective Date) to the Borrower and the Lenders.
"Existing Facility Agreement" means the facility agreement, dated 16 December 2021, among the Borrower, the Agent, the Arrangers and the Lenders (as such terms are defined therein), as amended by that certain amendment agreement, dated 26 April 2022, between, among others, the Borrower, the Agent and the Lenders (as such terms are defined therein).
1.2    Incorporation of defined terms
(a)    Unless a contrary indication appears, a term defined in the Amended Facility Agreement has the same meaning in this Agreement.
(b)    The principles of construction set out in Clauses 1.2 (Construction) and 1.3 (Currency Symbols and Definitions) of the Amended Facility Agreement shall have effect as if set out in this Agreement.

1.3    Clauses
In this Agreement any reference to a "Clause" or a "Schedule" is, unless the context otherwise requires, a reference to a Clause in or a Schedule to this Agreement.
1.4    Third party rights
A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.
1.5    Designation
In accordance with the Existing Facility Agreement, each of the Borrower and the Agent designates this Agreement to be entered into on or about the date of this Agreement as a Finance Document.
2.    REPRESENTATIONS
The Repeating Representations are deemed to be made by the Borrower (by reference to the facts and circumstances then existing) on:
(a)    the date of this Agreement; and
(b)    the Effective Date,
and references to "this Agreement" in the Repeating Representations should be construed as references to this Agreement and to the Existing Facility Agreement and on and from the Effective Date, to the Amended Facility Agreement.
3.    AMENDMENT
3.1    Amendment of the Existing Facility Agreement
With effect from the Effective Time, the Existing Facility Agreement (excluding the signature pages thereto) shall be amended and restated in its entirety so that it will be read and construed for all purposes as set out in Exhibit A attached hereto.
3.2    Effective Date
The Agent will notify the Borrower and the Lenders promptly when all the conditions precedent listed in Schedule 2 (Conditions Precedent) have been fulfilled to its satisfaction.
4.    CONTINUITY AND FURTHER ASSURANCE
4.1    Continuing obligations
The provisions of the Existing Facility Agreement and the other Finance Documents shall, save as amended by this Agreement, continue in full force and effect.
4.2    Reservation of rights
Each Finance Party (as defined in the Existing Facility Agreement) reserves any other right or remedy it may have now or subsequently. This Agreement does not constitute a waiver of any right or remedy other than in relation to the specific amendments expressly referred to in this Agreement.

4.3    Further assurance
The Borrower, shall, at the request of the Agent and at the Borrower's own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Agreement.
5.    FEES, COSTS AND EXPENSES
5.1    Transaction expenses
The Borrower shall promptly on demand pay the Agent the amount of all costs and expenses (including but not limited to legal fees) reasonably incurred in connection with the negotiation, preparation, printing and execution of this Agreement and any other documents referred to in this Agreement.
6.    MISCELLANEOUS
6.1    Incorporation of terms
The provisions of Clause 33 (Notices), Clause 35 (Partial Invalidity), Clause 36 (Remedies and Waivers) and Clause 43 (Enforcement) of the Existing Facility Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those clauses to "this Agreement" or "the Finance Documents" are references to this Agreement.
6.2    Counterparts
This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.
7.    GOVERNING LAW
This Agreement and all non-contractual obligations arising out of or in connection with it are governed by English law.
This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1
THE LENDERS
BNP Paribas
Crédit Agricole Corporate and Investment Bank
ING Bank N.V.
Natixis
Sumitomo Mitsui Banking Corporation
Australia and New Zealand Banking Group Limited
Bank of China, New York Branch
Bank of Montreal
Citibank N.A., Jersey Branch
Deutsche Bank Luxembourg S.A.
Industrial and Commercial Bank of China Limited, New York Branch
Mizuho Bank, Ltd.
MUFG Bank, Ltd.
Coöperatieve Rabobank U.A.
Royal Bank of Canada
Banco Santander, S.A., New York Branch
Standard Chartered Bank
U.S. Bank National Association
Wells Fargo Bank, National Association.
Agricultural Bank of China, Ltd., New York Branch
Commerzbank AG, New York Branch
DBS Bank Ltd.
Intesa Sanpaolo SPA Amsterdam Branch
Oversea‐Chinese Banking Corporation Limited, New York Agency
PNC Bank, National Association
Truist Bank
Itaú Unibanco S.A., Miami Branch
Abanca Corporacion Bancaria S.A.
Banco Bilbao Vizcaya Argentaria, S.A. New York Branch
Erste Group Bank AG
Emirates NBD Bank (P.J.S.C), London Branch
DZ Bank AG Deutsche Zentral-Genossenschaftsbank, New York Branch

SCHEDULE 2
CONDITIONS PRECEDENT
1.    Corporate Authorisations
(a)    A copy of the constitutional documents of each Obligor, or in the case of the Borrower, a copy of the articles of association (statuten) and deed of incorporation (oprichtingsakte) as well as an extract (uittreksel) from the Dutch Chamber of Commerce (Kamer van Koophandel) of the Borrower.
(b)    A copy of a resolution of the board of directors of each Obligor:
(i)    approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;
(ii)    if applicable, authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and
(iii)    if applicable, authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.
(c)    To the extent required under Dutch law or the Borrower’s articles of association, a copy of the resolution of the general meeting (algemene vergadering) of the Borrower approving the resolutions of the board of managing directors referred to under paragraph (b) above.
(d)    To the extent required under Dutch law or the Borrower’s articles of association, a copy of the resolution of the board of supervisory directors (raad van commissarissen) of the Borrower approving the resolutions of the board of managing directors referred to under paragraph (b) above.
(e)    If applicable, a copy of (i) the request for advice from each (central or European) works council (centrale of Europese) ondernemingsraad) with jurisdiction over the transactions contemplated by this Agreement and (ii) the positive advice from such works council which contains no condition, which if complied with, could result in a breach of any of the Finance Documents.
(f)    A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above in relation to the Finance Documents.
(g)    A certificate of each Obligor (signed by a Responsible Officer) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not violate any borrowing or, guaranteeing limit set forth in any Contractual Obligation or Requirement of Law binding on the respective Obligor.
(h)    A certificate of an authorised signatory of the Obligor certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.
2.    Finance Documents
(a)    A copy of this Agreement executed by the Parties hereto.

(b)    A copy of the Consent to the Amendment and Restatement of the Guaranty, duly executed by the Lenders, Bunge Limited, the Parent, the Agent and the Borrower.
(c)    A copy of the First Amended and Restated Guaranty, duly executed by the Parent and the Agent.
3.    Legal Opinions
(a)    A legal opinion of Conyers, special legal counsel to the Parent as to matters of Bermuda law, opining notably as to (i) the capacity of the Parent to enter into and perform its obligations under the First Amended and Restated Guaranty, (ii) the recognition under Bermuda law of the validity of such obligations and the choice of law expressed in the Parent Guarantee and (iii) the recognition and enforcement in Bermuda of any judgement rendered against the Parent pursuant to the jurisdiction provisions of the First Amended and Restated Guaranty.
(b)    A legal opinion of Reed Smith LLP, legal advisor to the Parent as to matters of New York law, opining notably as to the validity under New York law of the obligations of the Parent under the Parent Guarantee.
(c)    A legal opinion of Clifford Chance LLP, legal advisers to the Agent as to matters of Dutch law, opining notably as to (i) the capacity of the Borrower to enter into and perform its obligations under this Agreement, (ii) the recognition under Dutch law of the validity of such obligations of the Borrower under this Agreement and (iii) the recognition and enforcement in The Netherlands of any judgement rendered against the Borrower pursuant to the jurisdiction provisions of this Agreement.
(d)    A legal opinion of Clifford Chance LLP, legal advisers to the Agent as to matters of English law, opining notably as to the validity under English law of the obligations of the Borrower under this Agreement.
4.    Termination of Master Trust
(a)    A copy of the Termination Agreement and Lien Release, duly executed by Bunge Funding, Inc., Bunge Finance North America, Inc., Bunge Finance Limited, the Borrower, Bunge Limited Finance Corp., Bunge Asset Funding Corp., Bunge Management Services, Inc., Bunge Limited, and The Bank of New York Mellon, as collateral agent and trustee.
SIGNATURES
The Borrower
BUNGE FINANCE EUROPE B.V.

/s/ Rajat Gupta
Name: Rajat Gupta
Title: President

Signature Page to Amendment Agreement

The Agent

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By: /s/ Julien Verhaeghe

Name: Julien Verhaeghe, Corporate Agent

By: /s/ Sarah Abounour

Name: Sarah Abounour, Chargée d’Affaires Agency

Signature Page to Amendment Agreement

THE LENDERS

BNP PARIBAS

By: /s/ Christopher Sked

Name: Christopher Sked, Managing Director

By: /s/ Karim Remtoula

Name: Karim Remtoula, Director

Signature Page to the Second Amendment Agreement

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By: /s/ Samir Brahmi

Name: Samir Brahmi, Deputy Head of Middle Office Corporate and Acquisition Finance

By: Sabine Lambert

Name: Sambine Lambert, Head of Middle Office Corporate and Acquisition Finance

Signature Page to the Second Amendment Agreement

ING BANK N.V.

By: M.E. Kuijpers

Name: Mariëlle Kuijpers, Director

By: Daria Andreeva

Name: Daria Andreeva , Director

Signature Page to the Second Amendment Agreement

NATIXIS

By: /s/ Romain Egloff

Name: Romain Egloff, Executive Director

By: /s/ Natacha Kovshova

Name: Natacha Kovshova, Managing Director

Signature Page to the Second Amendment Agreement

SUMITOMO MITSUI BANKING CORPORATION

By: Jun Ashley

Name: Jun Ashley, Director

Signature Page to the Second Amendment Agreement

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

By: Cynthia Dioquino

Name: Cynthia Dioquino, Director

Signature Page to the Second Amendment Agreement

BANK OF CHINA, NEW YORK BRANCH

By: René Del Portillo

Name: René Del Portillo, Vice President

By: Raymond Qiao

Name: Raymond Qiao, Executive Vice President

Signature Page to the Second Amendment Agreement

BANK OF MONTREAL

By: Katherine Robinson

Name: Katherine Robinson, Managing Director

By: Richard Pittam

Name: Richard Pittam, Managing Director

By: Scott Matthews

Name: Scott Matthews, Managing Director

Signature Page to the Second Amendment Agreement

CITIBANK N.A., JERSEY BRANCH

By: Peter LeMoucheux

Name: Peter LeMoucheux, Senior Vice President

Signature Page to the Second Amendment Agreement

DEUTSCHE BANK LUXEMBOURG S.A.

By: S. Jabbar

Name: S. Jabbar, AVP

By: A. Breyer-Simski

Name: A. Breyer-Simski, AVP

Signature Page to the Second Amendment Agreement

INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, NEW YORK BRANCH

By: Chan K. Park

Name: Chan K. Park, Executive Director

By: Peichen Chen

Name: Peichen Chen, Vice President

Signature Page to the Second Amendment Agreement

MIZUHO BANK, LTD.

By: Tracy Rahn

Name: Tracy Rahn, Executive Director

Signature Page to the Second Amendment Agreement

MUFG BANK, LTD.

By: Chris Uphoff

Name: Chris Uphoff, Managing Director

Signature Page to the Second Amendment Agreement

COÖPERATIEVE RABOBANK U.A.

By: T.B.H. Servatius

Name: T.B.H. Servatius, Director Proxy B

By: Steven de Vries Reilingh

Name: Steven de Vries Reilingh, Head of TCF Agri Europe

Signature Page to the Second Amendment Agreement

ROYAL BANK OF CANADA

By: John Flores

Name: John Flores, Authorized Signatory

Signature Page to the Second Amendment Agreement

BANCO SANTANDER, S.A., NEW YORK BRANCH

By: Andres Barbosa

Name: Andres Barbosa, Managing Director

By: Daniel S. Kostman

Name: Daniel Kostman, Executive Director

Signature Page to the Second Amendment Agreement

STANDARD CHARTERED BANK

By: Adhidev Roy

Name: Adhidev Roy, Authorised Signatory

Signature Page to the Second Amendment Agreement

U.S. BANK NATIONAL ASSOCIATION

By: Jason D. King

Name: Jason D. King, Vice President

Signature Page to the Second Amendment Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION.

By: Walker Higgins

Name: Walker Higgins, Director

Signature Page to the Second Amendment Agreement

AGRICULTURAL BANK OF CHINA, LTD., NEW YORK BRANCH

By: Nelson Chou

Name: Nelson Chou, SVP & Head of Corporate Banking

Signature Page to the Second Amendment Agreement

COMMERZBANK AG, NEW YORK BRANCH

By: Mathew Ward

Name: Mathew Ward, Managing Director

By: Robert Sullivan

Name: Robert Sullivan, Vice President

Signature Page to the Second Amendment Agreement

DBS BANK LTD.

By: Kate Khoo

Name: Kate Khoo, Vice President

Signature Page to the Second Amendment Agreement

INTESA SANPAOLO SPA AMSTERDAM BRANCH

By: Francesco Calcara

Name: Francesco Calcara, VP-Senior Relationship Manager

By: Nazario Peluso

Name: Nazario Peluso, Relationship Manager

Signature Page to the Second Amendment Agreement

OVERSEA‐CHINESE BANKING CORPORATION LIMITED, NEW YORK AGENCY

By: Grace S. Sun

Name: Grace S. Sun, VP and Deputy Gen. Mgr

Signature Page to the Second Amendment Agreement

PNC BANK, NATIONAL ASSOCIATION

By: Ana Gaytan

Name: Ana Gaytan, AVP

Signature Page to the Second Amendment Agreement

TRUIST BANK

By: John P. Wofford

Name: John P. Wofford, Authorized Officer

Signature Page to the Second Amendment Agreement

ITAÚ UNIBANCO S.A., MIAMI BRANCH

By: Carina Oliveira

Name: Carina Oliveira, Authorized Signatory

By: Nuno Conceição

Name: Nuno Conceição, Authorised Signatory

Signature Page to the Second Amendment Agreement

ABANCA CORPORACION BANCARIA S.A.

By: Sofia Ferreiro

Name: Sofia Ferreiro, Vice President International Financing

By: Jaime Mato

Name: Jaime Mato, Director International Financing

Signature Page to the Second Amendment Agreement

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH

By: Cara Younger

Name: Cara Younger, Managing Director

By: Miriam Trautmann

Name: Miriam Trautmann, Managing Director

Signature Page to the Second Amendment Agreement

ERSTE GROUP BANK AG

By: George Barbat

Name: George Barbat, Director

By: Andreas Hauer

Name: Andreas Hauer, Managing Director

Signature Page to the Second Amendment Agreement

EMIRATES NBD BANK (P.J.S.C), LONDON BRANCH

By: Pardeep Singh

Name: Pardeep Singh, Head of Legal

By: Carlo de Vos

Name: Carlo de Vos, Head of Corporate and Institutional Banking

Signature Page to the Second Amendment Agreement

DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, NEW YORK BRANCH

By: Michael Palumberi

Name: Michael Palumberi, Vice President

By: Donata Mylius

Name: Donata Mylius, Vice President
Signature Page to the Second Amendment Agreement

Exhibit A

Form of Facility Agreement

[CONFORMED THROUGH SECOND AMENDMENT AGREEMENT]

US$1,750,000,000 FACILITY AGREEMENT DATED 16 DECEMBER 2021
FOR
BUNGE FINANCE EUROPE B.V.
AS BORROWER
ARRANGED BY
BNP PARIBAS, CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, ING BANK N.V., NATIXIS AND SMBC BANK INTERNATIONAL PLC
WITH
BNP PARIBAS
AS SUSTAINABILITY CO-ORDINATOR
AND
NATIXIS
AS LEAD SUSTAINABILITY CO-ORDINATOR

WITH
CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK
ACTING AS AGENT

REVOLVING FACILITY AGREEMENT

CONTENTS
Clause	Page
1.    Definitions and Interpretation    1
2.    The Facility    29
3.    Purpose    31
4.    Conditions of Utilisation    31
5.    Utilisation    33
6.    Extension Option    34
7.    Repayment    38
8.    Prepayment and Cancellation    39
9.    Rate Switch    41
10.    Interest    43
11.    Interest Periods    45
12.    Changes to the Calculation of Interest    45
13.    Fees    48
14.    Tax Gross Up and Indemnities    50
15.    Increased Costs    54
16.    Other Indemnities    56
17.    Mitigation by the Lenders    57
18.    Costs And Expenses    57
19.    Representations    58
20.    Positive Covenants    61
21.    Negative Covenants    65
22.    Acknowledgement    67
23.    Patriot Act notice    67
24.    Events of Default    67
25.    Use of Websites    70
26.    Changes to the Lenders    72
27.    Changes to the Borrower    75
28.    Role of the Agent and the Arrangers and the Reference Banks    76
29.    Conduct of Business by the Finance Parties    84
30.    Sharing Among the Finance Parties    84
31.    Payment Mechanics    86
32.    Set-Off    88
33.    Notices    88
34.    Calculations and Certificates    91
35.    Partial Invalidity    92
36.    Remedies and Waivers    92
37.    Amendments and Waivers    92

- i-

38.    Confidentiality    97
39.    Confidentiality of Funding Rates Reference Bank Quotations    101
40.    Contractual Recognition of Bail-In    103
41.    Counterparts    103
42.    Governing Law    104
43.    Enforcement    104

SCHEDULES:

Schedule 1 Applicable Margin
Schedule 2 Sustainability Benchmark
Schedule 3 The Original Lenders *
Schedule 4 Conditions Precedent to Initial Utilisation
Schedule 5 Utilisation Request
Schedule 6 Form of Transfer Certificate
Schedule 7 Timetables
Schedule 8 Form of Accordion Increase Certificate
Schedule 9 Form of Sustainability Certificate
Schedule 10 SOFR Rate Terms
Part I Term SOFR – SOFR Rate Terms for a Term SOFR Rate Loan
Part II Compounded SOFR – SOFR Rate Terms for a Compounded SOFR Rate Loan
Schedule 11 Daily Non-Cumulative Compounded SOFR Rate
Schedule 12 Cumulative Compounded SOFR Rate
Schedule 13 Published Rate Contingency Period
Schedule 14 MATERIAL SUBSIDIARIES

Exhibit Form of Parent Guarantee

- ii-

THIS AGREEMENT is dated 16 December 2021 (this "Agreement") and made between:
(1)    BUNGE FINANCE EUROPE B.V. a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands having its corporate seat (statutaire zetel) in Rotterdam, The Netherlands and its registered office at 1391 Timberlake Manor Parkway, Chesterfield, Missouri 63017, United States of America and registered with the Dutch Commercial Register (Handelsregister) under number 24347428 (the "Borrower");
(2)    BNP PARIBAS, CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, ING BANK N.V., NATIXIS and SMBC BANK INTERNATIONAL PLC as mandated lead arrangers and bookrunners (each an "Arranger" and together the "Arrangers");
(3)    THE FINANCIAL INSTITUTIONS listed in Schedule 3 (The Original Lenders) as lenders (the "Original Lenders");
(4)    NATIXIS as lead sustainability co-ordinator;
(5)    BNP PARIBAS as sustainability co-ordinator; and
(6)    CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK as agent of the other Finance Parties (the "Agent").
IT IS AGREED as follows:
INTERPRETATION
1.    DEFINITIONS AND INTERPRETATION
1.1    Definitions
In this Agreement:
"2017 Facility" means the US$1,750,000,000 revolving facility agreement dated 12 December 2017 (as amended and restated on 16 December 2019, as further amended on 1 May 2020, as further amended on 16 April 2021) between, amongst others, Bunge Finance Europe B.V., as borrower, ABN AMRO Bank N.V., as agent, and the persons listed therein as lenders.
"Acceptable Bank" means:
(a)    a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of BBB+ or higher by Standard & Poor's Rating Services or Fitch Ratings Ltd or Baa1 or higher by Moody's Investor Services Limited or a comparable rating from an internationally recognised credit rating agency; or
(b)    any other bank or financial institution approved by the Agent.
"Accordion Increase Certificate" a certificate substantially in the form set out in Schedule 8 (Form of Accordion Increase Certificate).
"Accordion Increase Date" means, in relation to an increase of the Total Commitments in accordance with Clause 2.2 (Accordion Increase), the later of:
(a)    the proposed Accordion Increase Date specified in the relevant Accordion Increase Certificate; and

(b)    the date on which the Agent executes the relevant Accordion Increase Certificate, which date shall be the last date of the Interest Period of each Loan then outstanding.
"Additional Business Day" means any day specified as such in the applicable SOFR Rate Terms.
"Additional Commitment Lenders" means the Accordion Lenders and the New Accordion Lenders.
"Affiliate" means, with respect to any specified Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified Person. For purposes of this definition "control" of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing. Notwithstanding the foregoing:
(a)    in relation to Crédit Agricole Corporate and Investment Bank, the term "Affiliate" shall include any Caisse Régionale of the Crédit Agricole Group and/or LCL; and
(b)    in relation to Natixis, the term "Affiliate" shall include any members of the Banque Populaire and Caisse d'Epargne networks within the meaning of articles L.512-11, L.512-86 and L.512-106 of the French Monetary and Financial Code (Code Monétaire et Financier).
"Agreement" means as set out in the preamble.
"Applicable Margin" means as set out in Schedule 1 (Applicable Margin) hereto.
"Applicable Moody's Rating" means the Rating that Moody's provides of (i) the Parent or (ii) if Moody's does not provide a Rating of the Parent, then BLFC.
"Applicable Rating" means an Applicable Moody's Rating or an Applicable S&P Rating.
"Applicable S&P Rating" means the Rating that S&P provides of (i) the Parent or (ii) if S&P does not provide a Rating of the Parent, then BLFC.
"Article 55 BRRD" means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.
"Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.
"Availability Period" means the period beginning on the date of this Agreement and ending on the Final Maturity Date.
"Available Commitment" means, on any date, a Lender's Commitment minus:
(a)    its participation in any outstanding Loans on such date; and
(b)    in relation to any proposed Utilisation, its participation in any Loans that are due to be made on or before the proposed Utilisation Date,

other than that Lender's participation in any Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date.
"Available Facility" means the aggregate for the time being of each Lender's Available Commitment.
“Backstop Rate Switch Date” means
(a)    30 March 2023; or
(b)    any other date agreed as such between the Agent, all Lenders and the Borrower.
"Bail-In Action" means the exercise of any Write-down and Conversion Powers.
"Bail-In Legislation" means:
(a)    in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time;
(b)    in relation to the United Kingdom, the UK Bail-In Legislation; and
(c)    in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.
"Basel III" means:
(a)    the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;
(b)    the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text" published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and
(c)    any further guidance or standards published by the Basel Committee on Banking Supervision relating to "Basel III".
"BLFC" means Bunge Limited Finance Corp., a Delaware corporation, and its successors and permitted assigns.
"Blocking Regulation" means the UK Blocking Regulation or the EU Blocking Regulation.
"Board of Directors" means, with respect to any Person, the board of directors of such Person or any duly authorised committee thereof.

"Break Costs" means
(a)    in respect of any LIBOR Rate Loan, the amount (if any) by which
(i)    the interest minus the Applicable Margin which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount of that Loan or Unpaid Sum received been paid on the last day of that Interest Period;
exceeds:
(ii)    the amount which that Lender would be able to obtain by placing an amount equal to the principal amount of that Loan or Unpaid Sum received by it on deposit with a leading bank in the London interbank market for a period starting on the Business Day following receipt or recovery and ending on the last day of that Interest Period; or
(b)    in respect of any SOFR Rate Loan, any amount specified as such in the applicable SOFR Rate Terms.
"Business Day" means a day:
(a)    (other than a Saturday or Sunday) on which banks are open for general business in London, Paris, Amsterdam and New York City; and
(b)    (in relation to:
(i)    the fixing of an interest rate in respect to a Term SOFR Rate Loan;
(ii)    any date for payment or purchase of an amount relating to a Compounded SOFR Rate Loan; or
(iii)    the determination of the first day or the last day of an Interest Period for a Compounded SOFR Rate Loan, or otherwise in relation to the determination of the length of such an Interest Period), which is an Additional Business Day relating to that Loan or Unpaid Sum.
"Capital Stock" means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) the equity (which includes, but is not limited to, common stock or shares, preferred stock or shares and partnership and joint venture interests) of such Person (excluding any debt securities convertible into, or exchangeable for, such equity).
"Central Bank Rate" has the meaning given to that term in the applicable SOFR Rate Terms.
"Central Bank Rate Adjustment" has the meaning given to that term in the applicable SOFR Rate Terms.
"Change of Control" means the occurrence of any of the following:
(a)    the Parent becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the United States Securities Exchange Act of 1934 (the "Exchange Act"), proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination, of 50% or more of the total voting power of the Voting Stock of the Parent then outstanding;
(b)    the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Parent and its Subsidiaries, taken as a whole, to any Person that is not a Subsidiary of the Parent;
(c)    the first day on which a majority of the members of the Parent's Board of Directors are not Continuing Directors; or
(d)    the Borrower shall not be directly, or indirectly wholly-owned by the Parent.
"Code" means the US Internal Revenue Code of 1986, as amended.
"Commitment" means:
(a)    in relation to an Original Lender as at the date of this Agreement, the amount set opposite its name under the heading "Commitment" in Schedule 3 (The Original Lenders) and the amount of any other Commitment transferred to it under this Agreement or assumed by it under Clause 2.2 (Accordion Increase); and
(b)    in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement or assumed by it under Clause 2.2 (Accordion Increase), to the extent not cancelled, reduced or transferred by it under this Agreement.
"Compounded SOFR Rate Interest Payment" means the aggregate amount of interest that:
(a)    is, or is scheduled to become, payable under any Finance Document; and
(b)    relates to a Compounded SOFR Rate Loan.
"Compounded SOFR Rate Loan" means any Loan or, if applicable, Unpaid Sum which is, or becomes, a "Compounded SOFR Rate Loan" pursuant to Clause 12 (Changes to the calculation of interest).
"Compounded SOFR Reference Rate" means, in relation to any RFR Banking Day during the Interest Period of a Compounded SOFR Rate Loan, the percentage rate per annum which is the aggregate of:
(a)    the Daily Non-Cumulative Compounded SOFR Rate for that RFR Banking Day; and
(b)    the applicable Credit Adjustment Spread.
"Compounding SOFR Methodology Supplement" means, in relation to the Daily Non-Cumulative Compounded SOFR Rate or the Cumulative Compounded SOFR Rate, a document which:

(a)    is agreed in writing by the Borrower, the Agent (in its own capacity) and the Agent (acting on the instructions of the Majority Lenders);
(b)    specifies a calculation methodology for that rate; and
(c)    has been made available to the Borrower and each Finance Party.
"Confidential Information" means all information relating to the Borrower, any Obligor, the Group, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:
(a)    any member of the Group or any of its advisers; or
(b)    another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes
(i)    information that:
(A)    is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 38 (Confidentiality); or
(B)    is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or
(C)    is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (A) or (B) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and
(ii)    any Reference Bank Quotation.
"Confidentiality Undertaking" means a confidentiality undertaking substantially in a recommended form of the LMA or in any other form agreed between the Borrower and the Agent.
"Consenting Lender" has the meaning given to it in Clause 6 (Extension Option).
"Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Parent who (1) was a member of such Board of Directors on the date of this Agreement; or (2) was nominated for election, appointed or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of the Parent's proxy statement in which such member was named as a nominee for election as a director).

"Contractual Obligation" means as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
"Credit Adjustment Spread" means, in respect of any SOFR Rate Loan, any rate which is either:
(a)    specified as such in the applicable SOFR Rate Terms; or
(b)    determined by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) in accordance with the methodology specified in the applicable SOFR Rate Terms.
"CRD IV" means EU CRD IV and UK CRD IV.
"Cumulative Compounded SOFR Rate" means, in relation to an Interest Period for a Compounded SOFR Rate Loan, the percentage rate per annum determined by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) in accordance with the methodology set out in Schedule 12 (Cumulative Compounded SOFR Rate) or in any relevant Compounding SOFR Methodology Supplement.
"DAC6" means the Council Directive 2011/16/EU as amended from time to time (including, without limitation, by Council Directive 2018/822/EU and Council Directive 2020/876/EU).
"Daily Non-Cumulative Compounded SOFR Rate" means, in relation to any RFR Banking Day during an Interest Period for a Compounded SOFR Rate Loan, the percentage rate per annum determined by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) in accordance with the methodology set out in Schedule 11 (Daily Non-Cumulative Compounded SOFR Rate) or in any relevant Compounding SOFR Methodology Supplement.
"Daily Rate" means the rate specified as such in the applicable SOFR Rate Terms.
"Default" means an Event of Default or any event or circumstance specified in Clause 24 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.
"Defaulting Lender" means any Lender:
(a)    which has failed to make its participation in a Loan available or has notified the Agent that it will not make its participation in a Loan available by the Utilisation Date of that Loan in accordance with Clause 5.4 (Lenders' participation); or
(b)    which has otherwise rescinded or repudiated a Finance Document, unless, in the case of paragraph (a) above:
(i)    its failure to pay is caused by:
(A)    administrative or technical error; or
(B)    a Disruption Event; and
payment is made within 5 Business Days of its due date; or

(ii)    the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.
"Disruption Event" means either or both of:
(a)    a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or
(b)    the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:
(i)    from performing its payment obligations under the Finance Documents; or
(ii)    from communicating with other Parties in accordance with the terms of the Finance Documents, and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.
"Dutch Civil Code" means the Dutch Civil Code (Burgerlijk Wetboek).
"Dutch FSA" means the Dutch Financial Supervision Act (Wet op het financieel toezicht), including any regulations issued pursuant thereto.
"EEA Member Country" means any of the member states of the European Union, Iceland, Liechtenstein and Norway.
"Environmentally Significant Regions" means the Cerrado biome regions across states of Maranhao, Tocantins, Piaui, Bahia and Mato Grosso in the country of Brazil.
"EU Bail-In Legislation Schedule" means the document described as such and published by the Loan Market Association (or any successor person) from time to time.
"EU Blocking Regulation" means Regulation (EU) No 2271/96 of the European Parliament and of the Council of 22 November 1996 protecting against the effects of the extraterritorial application of legislation adopted by a third country, and actions based on or resulting therefrom.
"EU CRD IV" means:
(a)    Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 ("CRR"); and
(b)    Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC.
"Event of Default" means any event or circumstance specified as such in Clause 24 (Events of Default).

"Executive Order" means Executive Order No. 13224 of September 23, 2001 – Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism.
"Facility" means the revolving loan facility made available under this Agreement as described in Clause 2 (The Facility).
"Facility Office" means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.
"Fallback Interest Period" means the period specified as such in the applicable SOFR Rate Terms.
"FATCA" means:
(a)    sections 1471 to 1474 of the Code or any associated US Treasury Regulations or other official guidance;
(b)    any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; or
(c)    any agreement pursuant to the implementation of paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.
"FATCA Application Date" means:
(a)    in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or
(b)    in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.
"FATCA Deduction" means a deduction or withholding from a payment under a Finance Document required by FATCA.
"FATCA Exempt Party" means a Party that is entitled to receive payments free from any FATCA Deduction.
"FCPA" has the meaning given to it in Clause 19.20 (Sanctions).
"Fee Letter" means:
(a)    any letter or letters dated on or about the date of this Agreement between the Arrangers and the Borrower (or the Agent and the Borrower) setting out any of the fees referred to in Clause 13 (Fees); and
(b)    any other agreement dated after the date of this Agreement setting out fees payable to a Finance Party referred to in this Agreement or under any other Finance Document.

"Final Maturity Date" means the Original Maturity Date or, in respect of Consenting Lenders (and Replacement Lenders, if applicable), if the extension option under Clause 6 (Extension Option) has been exercised, the First Extension Maturity Date or the Second Extension Maturity Date, as applicable.
"Finance Document" means this Agreement, any Fee Letter, any Transfer Certificate, the Parent Guarantee, any SOFR Rate Supplement, any Compounding SOFR Methodology Supplement, and any other agreement or document from time to time entered into pursuant to any of the foregoing documents and any other document designated in writing as such by the Agent and the Borrower.
"Finance Party" means the Agent, an Arranger, a Lender or a Sustainability Co-ordinator.
"First Anniversary" means the date falling 12 Months after the date of this Agreement.
"First Extension Maturity Date" means the date falling 12 Months after the Original Maturity Date.
"First Extension Request" has the meaning given to it in Clause 6 (Extension Option).
"Funding Rate" means any individual rate notified by a Lender to the Agent pursuant to paragraph (a)(ii) of Clause 12.6 (Cost of funds).
"GAAP" means generally accepted accounting principles in the United States, as in effect from time to time.
"Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
"Group" means the Borrower, the Parent and the Material Subsidiaries.
"Guarantee Obligation" means as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) with respect to which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.
"Hedge Agreements" means all swaps, caps or collar agreements or similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.
"Impaired Agent" means the Agent at any time when:
(a)    it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;
(b)    the Agent otherwise rescinds or repudiates a Finance Document;
(c)    (if the Agent is also a Lender) it is a Defaulting Lender; or
(d)    an Insolvency Event has occurred and is continuing with respect to the Agent;
unless, in the case of paragraph (a) above:
(i)    its failure to pay is caused by:
(A)    administrative or technical error; or
(B)    a Disruption Event; and
payment is made within 5 Business Days of its due date; or
(ii)    the Agent is disputing in good faith whether it is contractually obliged to make the payment in question.
"Indebtedness" means, as to any Person, without duplication:
(a)    all obligations of such Person for borrowed money;
(b)    all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
(c)    all obligations of such Person to pay the deferred purchase price of property, except trade accounts payable arising in the ordinary course of business;
(d)    all obligations of such Person as lessee which are capitalised in accordance with GAAP other than any liability in respect of a lease which would, in accordance with GAAP in effect prior to 15 December 2018, have been treated as an operating lease;
(e)    all obligations of such Person created or arising under any conditional sales or other title retention agreement with respect to any property acquired by such Person (including, without limitation, obligations under any such agreement which provides that the rights and remedies of the seller or lender thereunder in the event of default are limited to repossession or sale of such property);
(f)    all obligations of such Person with respect to letters of credit and similar instruments including, without limitation, obligations under reimbursement agreements;

(g)    all indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on any asset of such Person, whether or not such indebtedness is assumed by such Person; and
(h)    all Guarantee Obligations of such Person (other than guarantees of obligations of direct or indirect Subsidiaries of such Person).
"Insolvency Event" in relation to a Finance Party means that the Finance Party:
(a)    is dissolved (other than pursuant to a consolidation, amalgamation or merger);
(b)    becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;
(c)    makes a general assignment, arrangement or composition with or for the benefit of its creditors;
(d)    institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;
(e)    has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:
(i)    results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or
(ii)    is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;
(f)    has exercised in respect of it one or more of the stabilisation powers pursuant to Part 1 of the Banking Act 2009 and/or has instituted against it a bank insolvency proceeding pursuant to Part 2 of the Banking Act 2009 or a bank administration proceeding pursuant to Part 3 of the Banking Act 2009;
(g)    has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);
(h)    seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (in each case other than by way of an Undisclosed Administration);
(i)    has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(j)    causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (i) above; or
(k)    takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.
"Interest Period" means, in relation to a Loan, each period determined in accordance with Clause 11 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 10.5 (Default interest).
"Interpolated Screen Rate" means, in relation to LIBOR for any LIBOR Rate Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:
(a)    the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and
(b)    the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan, each as of the Specified Time on the Quotation Day for dollars.
"Interpolated Term SOFR" means, in relation to any Term SOFR Rate Loan, the rate (rounded to the same number of decimal places as Term SOFR) which results from interpolating on a linear basis between:
(a)    the applicable Term SOFR (as of the Specified Time) for the longest period (for which Term SOFR is available) which is less than the Interest Period of that Term SOFR Rate Loan; and
(b)    the applicable Term SOFR (as of the Specified Time) for the shortest period (for which Term SOFR is available) which exceeds the Interest Period of that Term SOFR Rate Loan.
"Lender" means:
(a)    any Original Lender; and
(b)    any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 2.2 (Accordion Increase) or Clause 26 (Changes to the Lenders),
which in each case has not ceased to be a Party in accordance with the terms of this Agreement.
"LIBOR" means, in relation to any LIBOR Rate Loan:
(a)    the applicable Screen Rate;
(b)    (if no Screen Rate is available for the Interest Period of that Loan) the Interpolated Screen Rate for that Loan; or
(c)    if:
(i)    no Screen Rate is available for dollars; or

(ii)    no Screen Rate is available for the Interest Period of that Loan and it is not possible to calculate an Interpolated Screen Rate for that Loan, the Reference Bank Rate,
as of, in the case of paragraphs (a) and (c) above, the Specified Time on the Quotation Day for dollars and for a period equal in length to the Interest Period of that Loan and if any such rate is less than zero, LIBOR shall be deemed to be zero.
"LIBOR Rate Loan" means any Loan or, if applicable, Unpaid Sum which is not a SOFR Rate Loan.
"Lien" means with respect to any asset (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset.
"LMA" means the Loan Market Association.
"Loan" means a loan made or to be made under the Facility or (as the context requires) the principal amount outstanding for the time being of that loan.
"Lookback Period" means, if applicable, the number of days specified as such in the applicable SOFR Rate Terms.
"Majority Lenders" means:
(a)    if there are no Loans then outstanding, a Lender or Lenders whose Commitments aggregate more than 66⅔% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66⅔% of the Total Commitments immediately prior to the reduction); or
(b)    at any other time, a Lender or Lenders whose participations in the Loans then outstanding aggregate more than 66⅔% of all the Loans then outstanding.
"Market Disruption Rate" means the rate (if any) specified as such in the applicable SOFR Rate Terms.
"Material Adverse Effect" means:
(a)    a material adverse effect on the business, property, operations, condition (financial or otherwise) or prospects of the Borrower or of the Parent and its consolidated Subsidiaries taken as a whole; or
(b)    a material impairment of the validity or enforceability of this Agreement or any of the other Finance Documents or the rights or remedies of the Agent or the Lenders against the Borrower or the Parent hereunder or under the other Finance Documents.
“Material Subsidiaries” means, at any time, any Subsidiary of the Parent which at such time is a “significant subsidiary” within the meaning of Rule 1-02 under Regulations S-X promulgated by the SEC. The Material Subsidiaries as of the Second Amendment Effective Date are set forth on Schedule 14 hereto.
"Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:
(a)    other than where paragraph (b) below applies:

(i)    (subject to paragraph (iii) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;
(ii)    if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and
(iii)    if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end; and
(b)    in relation to an Interest Period (or any other period for the accrual of commission or fees) for any SOFR Rate Loan for which there are rules specified as "Business Day Conventions" in respect of that SOFR Rate Loan in the applicable SOFR Rate Terms, those rules shall apply.
The above rules will only apply to the last Month of any period.
"Moody's" means Moody's Investors Service, Inc. or any successor of Moody's credit ratings service.
"NDPE" means no deforestation, no peat, no exploitation standards adopted by the world's leading palm oil traders.
"Non-Public Lender" means:
(a)    an entity that provides repayable funds to the Borrower for a minimum amount of EUR 100,000 (or its equivalent), and to the extent the amount of EUR 100,000 (or its equivalent) does not result in such entity not qualifying as forming part of the "public'' (as referred to in Article 4, subsection 1 under (1) of the CRR), such other amount or such criterion as a result of which such entity shall qualify as not forming part of the public; and
(b)    following the publication of any interpretation of public by the relevant authority/ies, such amount or such criterion as a result of which such entity shall qualify as not forming part of the public.
"Obligors" means the Parent and the Borrower.
"OFAC" has the meaning given to it in the definition of Sanctions.
"Original Maturity Date" means the date falling 36 Months after the date of this Agreement.
"Parent" means Bunge Limited, a company formed under the laws of Bermuda having its registered office at Clarendon House, 2 Church Street, Hamilton HM 11 Bermuda.
"Parent Guarantee" means the guarantee given by the Parent in the form set out in the Exhibit to this Agreement, as the same may be amended, restated, supplemented or otherwise modified in accordance with the terms of the Finance Documents.
"Pari Passu Indebtedness" means:
(a)    Indebtedness for borrowed money; and

(b)    indebtedness incurred in connection with Hedge Agreements entered into in connection with the Loans hereunder and any Pari Passu Indebtedness described in paragraph (a) above, in each case which ranks not greater than pari passu (in priority of payment) with the Loans.
"Participating Member State" means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
"Party" means a party to this Agreement.
"PATRIOT Act" means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Title III of Pub. L. 107-56, signed into law 26 October 2001.
"Payment Period" means a period commencing on a date on which the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Finance Documents have become due and payable (whether at the stated maturity, by acceleration or otherwise) and ending on the date the Loans (with accrued interest thereon) and all such other amounts are paid in full by the Borrower or the Parent.
"Permitted Indebtedness" means:
(a)    Indebtedness of the Borrower pursuant to this Agreement;
(b)    Pari Passu Indebtedness; and
(c)    Subordinated Indebtedness.
"Person" means an individual, partnership, corporation, firm, limited liability company, company, business trust, association, consortium, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature (whether or not having separate legal personality).
"PMP" means a "professional market party" (professionele marktpartij) within the meaning of the Dutch FSA.
"Quotation Day" means:
(a)    in relation to any period for which an interest rate is to be determined in respect of a LIBOR Rate Loan, two Business Days before the first day of that period unless market practice differs in the London interbank market for a currency in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the London interbank market (and if quotations would normally be given by leading banks in the London interbank market on more than one day, the Quotation Day will be the last of those days); and
(b)    in relation to any period for which an interest rate is to be determined in respect of a Term SOFR Rate Loan, as specified in the applicable SOFR Rate Terms.
"Quoted Tenor" means,

(a)    in relation to the Screen Rate for LIBOR, any period for which that Screen Rate is customarily displayed on the relevant page or screen of an information service; and
(b)    in relation to Term SOFR, any period for which that rate is customarily displayed on the relevant page or screen of an information service.
"Rate Switch Date" mean, the earlier of:
(a)    the Backstop Rate Switch Date; and
(b)    any Rate Switch Trigger Event Date.
"Rate Switch Trigger Event" means:
(a)
(i)
(A)    the administrator of the Screen Rate or its supervisor publicly announces that such administrator is insolvent; or

(B)    information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of the Screen Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide the Screen Rate;
(ii)    the administrator of the Screen Rate publicly announces that it has ceased or will cease to provide the Screen Rate for any Relevant Quoted Tenor permanently or indefinitely and, at that time, there is no successor administrator to continue to provide the Screen Rate for that Relevant Quoted Tenor;

(iii)    the supervisor of the administrator of the Screen Rate publicly announces that the Screen Rate has been or will be permanently or indefinitely discontinued for any Relevant Quoted Tenor; or

(iv)    the administrator of the Screen Rate or its supervisor publicly announces that the Screen Rate for any Relevant Quoted Tenor may no longer be used; and
(b)    the supervisor of the administrator of the Screen Rate publicly announces or publishes information:
(i)    stating that that Screen Rate for any Relevant Quoted Tenor is no longer, or as of a specified future date will no longer be, representative of the underlying market and the economic reality that it is intended to measure and that such representativeness will not be restored (as determined by such supervisor); and
(ii)    with awareness that any such announcement or publication will engage certain triggers for fallback provisions in contracts which may be activated by any such pre-cessation announcement or publication.
"Rate Switch Trigger Event Date" means:
(a)    in the case of an occurrence of a Rate Switch Trigger Event described in paragraph (a)(i) of the definition of "Rate Switch Trigger Event", the date on which the Screen Rate ceases to be published or otherwise becomes unavailable;
(b)    in the case of an occurrence of a Rate Switch Trigger Event described in paragraphs (a)(ii), (a)(iii) or (a)(iv) of the definition of "Rate Switch Trigger Event", the date on which the Screen Rate for the Relevant Quoted Tenor ceases to be published or otherwise becomes unavailable; and
(c)    in the case of an occurrence of a Rate Switch Trigger Event described in paragraph (b) of the definition of "Rate Switch Trigger Event", the date on which the Screen Rate for the Relevant Quoted Tenor ceases to be representative of the underlying market and the economic reality that it is intended to measure (as determined by the supervisor of the administrator of such Screen Rate).
"Rating Agencies" means collectively, S&P and Moody's.
"Rating" means the rating of the Rating Agencies applicable to senior long-term, unsecured debt as announced by the Rating Agencies.
"Reference Bank Quotation" means any quotation supplied to the Agent by a Reference Bank.
"Reference Bank Rate" means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks as either:
(a)    if:
(i)    the Reference Bank is a contributor to the Screen Rate; and
(ii)    it consists of a single figure,
the rate (applied to the relevant Reference Bank and the relevant currency and period) which contributors to the Screen Rate are asked to submit to the relevant administrator; or
(b)    in any other case, the rate at which the relevant Reference Bank could fund itself in dollars for the relevant period with reference to the unsecured wholesale funding market.
"Reference Banks" means such banks as may be appointed by the Agent in consultation with the Borrower from time to time, with the agreement of such banks.
"Related Fund" in relation to a fund (the "first fund"), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.
"Relevant Market" means
(a)    the London interbank market; or
(b)    in relation to a SOFR Rate Loan, the market specified as such in the applicable SOFR Rate Terms.
"Relevant Nominating Body" means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.
“Relevant Quoted Tenor” means, in relation to the Screen Rate, a Quoted Tenor which is for a period of one, three, or six Months.
"Repeating Representations" means each of the representations set out in Clauses 19.1 (Existence: Compliance with Law) to 19.6 (No default), Clause 19.11 (No misleading information), Clause 19.12 (No Subsidiaries), Clause 19.14 (Pari passu ranking), Clause 19.17 (No Change), Clause 19.19 (Tax Status) and Clause 19.20 (Sanctions).
"Replacement Lender" has the meaning given to it in Clause 6 (Extension Option).
"Reporting Day" means the day (if any) specified as such in the applicable SOFR Rate Terms.
"Reporting Time" means the relevant time (if any) specified as such in the applicable SOFR Rate Terms.
"Representative" means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.
"Requirement of Law" means as to any Person, the Certificate of Incorporation and By-Laws or other organisational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority (and including, for the avoidance of doubt, all applicable environmental laws and regulations and the Employee Retirement Income Security Act of 1974), in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
"Resolution Authority" means any body which has authority to exercise any Write-down and Conversion Powers.
"Responsible Officer" means any member of the board of directors (bestuur), the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer of the Borrower or Parent, as applicable, or any other officer of the Borrower or Parent, as applicable, customarily performing functions similar to those performed by any of the above-designated officers.
"Restricted Person" means a Person that is:
(a)    listed on, or owned 50% or more by or controlled by a Person listed on any applicable Sanctions List; or

(b)    located in, a resident of, organised under the laws of, or owned or controlled by, or acting on behalf of, a Person located in or organised under the laws of a country or territory that is or whose government is the target of any applicable country-wide Sanctions.
For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The term "controlled" has the meaning correlative thereto.
"RFR" means the rate specified as such in the applicable SOFR Rate Terms.
"RFR Banking Day" means any day specified as such in the applicable SOFR Rate Terms.
"Rollover Loan" means one or more Loans:
(a)    made or to be made on the same day that a maturing Loan is due to be repaid;
(b)    the aggregate amount of which is equal to or less than the maturing Loan; and
(c)    made or to be made for the purpose of refinancing a maturing Loan.
"Sanctions" means any applicable economic sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by: (i) the United States government; (ii) the United Nations; (iii) the European Union; (iv) the United Kingdom; (v) the relevant authorities of Switzerland; or (vi) the respective governmental institutions and agencies of any of the foregoing, including without limitation, the Office of Foreign Assets Control of the US Department of Treasury ("OFAC"), the United States Department of State, and His Majesty’s Treasury (together "Sanctions Authorities").
"Sanctions Authorities" has the meaning given to it in the definition of Sanctions.
"Sanctions List" means the "Specially Designated Nationals and Blocked Persons" list issued by OFAC, the Consolidated List of Financial Sanctions Targets issued by His Majesty's Treasury, or any similar applicable list issued or maintained or made public by any of the Sanctions Authorities.
"S&P" means S&P Global Ratings or any successor thereto.
“Screen Rate” means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for dollars for the relevant period displayed on page LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate).
“SEC” means the U.S. Securities and Exchange Commission.
“Second Amendment Effective Date” means the date of notification by the Agent to the Borrower and the Lenders that all conditions precedent listed in Schedule 2 (Conditions Precedent) to the Second Amendment Agreement have been fulfilled to the Agent’s satisfaction.
“Second Amendment Agreement” means that certain Second Amendment Agreement, dated as of 21 June 2023, among the Borrower, the Lenders and the Agent.

"Second Anniversary" means the date falling 24 Months after the date of this Agreement.
"Second Extension Maturity Date" means either:
(a)    the date falling 12 Months after the First Extension Maturity Date; or
(b)    if a First Extension Request was not made by the Borrower or, with respect to Lenders who have refused the First Extension Request, the date falling 24 Months after the Original Maturity Date.
"Second Extension Request" has the meaning given to it in Clause 6 (Extension Option).
"Security" means, for the purposes of Clause 26.6 (Security over Lenders' rights), a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.
"SOFR" has the meaning given to that term in the applicable SOFR Rate Terms.
"SOFR Rate Loan" means a Term SOFR Rate Loan or a Compounded SOFR Rate Loan (as applicable).
"SOFR Rate Supplement" means a document which:
(a)    is agreed in writing by the Borrower, and the Agent (acting on the instructions of the Majority Lenders (or, if:
(i)    the optional interest periods contained within the document are different to those contained in the relevant SOFR Rate Terms; or
(ii)    the terms of the document may reduce the amount of interest payable by the Borrower on any SOFR Rate Loan, acting on the instructions of all Lenders));
(b)    specifies the relevant terms which are expressed in this Agreement to be determined by reference to the applicable SOFR Rate Terms; and
(c)    has been made available to the Borrower and each Finance Party.
"SOFR Rate Terms" means, in relation to
(a)    a SOFR Rate Loan;
(b)    an Interest Period for such a SOFR Rate Loan, or other period for the accrual of commission or fees in respect to a SOFR Rate Loan; or
(c)    any term of this Agreement relating to the determination of a rate of interest in relation to such a SOFR Rate Loan;
the terms set out for that SOFR Rate Loan in Schedule 10 (SOFR Rate Terms) or in any SOFR Rate Supplement.
"SOFR Reference Rate" means:
(a)    the Term SOFR Reference Rate; or

(b)    pursuant to Clause 12.3 (Unavailability of Term SOFR fallbacks), the Compounded SOFR Reference Rate.
"Solvent" means with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any such time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
"Specified Time" means a time determined in accordance with Schedule 7 (Timetables).
“Subordinated Indebtedness” means Indebtedness of the Borrower (including, without limitation, convertible notes), which is explicitly subordinated in right of payment to the obligations under the Finance Documents pursuant to the terms and conditions set forth in the transaction documents governing such Indebtedness.
"Subsidiary" means as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Parent.
"Sustainability Benchmark" means the table set out in Schedule 2 (Sustainability Benchmark).
"Sustainability Certificate" means a certificate substantially in the form set out in Schedule 9 (Form of Sustainability Certificate).
"Sustainability Certificate Due Date" has the meaning set out in Clause 20.13 (Provision and contents of Sustainability Certificate).
"Sustainability Co-ordinators" means Natixis and BNP Paribas.
"Sustainability Discount" has the meaning set out in Schedule 1 (Applicable Margin).
"Sustainability Margin Adjustment" means a Sustainability Discount or a Sustainability Premium, as applicable.
"Sustainability Performance Target" means each of Sustainability Performance Target 1, Sustainability Performance Target 2, Sustainability Performance Target 3, Sustainability Performance Target 4 and Sustainability Performance Target 5.
"Sustainability Performance Target 1" means: [***].

"Sustainability Performance Target 1.1" means [***].
"Sustainability Performance Target 1.2" means [***].
"Sustainability Performance Target 2" means [***].
"Sustainability Performance Target 3" means [***].
"Sustainability Performance Target 4" means [***].
"Sustainability Performance Target 5" means [***].
"Sustainability Premium" has the meaning set out in Schedule 1 (Applicable Margin).
"Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).
"Term Rate Loan" means a LIBOR Rate Loan or a Term SOFR Rate Loan.
"Term SOFR" has the meaning given to it in the applicable SOFR Rate Terms.
"Term SOFR Rate Loan" means:
(a)    any Loan or, if applicable, Unpaid Sum which is, or becomes, a "SOFR Rate Loan" pursuant to Clause 9 (Rate Switch); and
(b)    for which Clause 12.3 (Unavailability of Term SOFR fallbacks) does not apply.
"Term SOFR Reference Rate" means:
(a)    the applicable Term SOFR as of the Specified Time and for a period equal in length to the Interest Period of that Term SOFR Rate Loan; or
(b)     as otherwise determined pursuant to Clause 12.2 (Unavailability of Term SOFR ).
"Total Commitments" means the aggregate of the Commitments, being $1,750,000,000 at the date of this Agreement.
"Transfer Certificate" means a certificate substantially in the form set out in Schedule 6 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrower.
"Transfer Date" means, in relation to a transfer, the later of:
(a)    the proposed transfer date specified in the Transfer Certificate; and
(b)    the date on which the Agent executes the Transfer Certificate.
"UK Bail-In Legislation" means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

"UK Blocking Regulation" means Regulation (EU) No 2271/96 of the European Parliament and of the Council of 22 November 1996 protecting against the effects of the extraterritorial application of legislation adopted by a third country, and actions based on or resulting therefrom as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018.
"UK CRD IV" means
(a)    Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (the "Withdrawal Act");
(b)    the law of the United Kingdom or any part of it, which immediately before IP completion day (as defined in the European Union (Withdrawal Agreement) Act 2020) implemented Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC and its implementing measures; and
(c)    direct EU legislation (as defined in the Withdrawal Act), which immediately before IP completion day (as defined in the European Union (Withdrawal Agreement) Act 2020) implemented EU CRD IV as it forms part of domestic law of the United Kingdom by virtue of the Withdrawal Act.
"Undisclosed Administration" means in relation to a Lender the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.
"Unpaid Sum" means any sum due and payable but unpaid by the Borrower under the Finance Documents.
"US" and "United States" means the United States of America, its territories, possessions and other areas subject to the jurisdiction of the United States of America.
"US Treasury Regulations" means the United States Treasury regulations promulgated under the Code, as such Treasury regulations may be amended from time to time.
"Utilisation" means a utilisation of the Facility.
"Utilisation Date" means the date of a Utilisation, being the date on which the relevant Loan is to be made.
"Utilisation Request" means a notice substantially in the form set out in Schedule 5 (Utilisation Request).
"VAT" means:
(a)    any value added tax imposed by the Value Added Tax Act 1994;
(b)    any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(c)    any other tax of a similar nature, whether imposed in the United Kingdom or in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraphs (a) or (b) above, or imposed elsewhere.
"Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
"Write-down and Conversion Powers" means:
(a)    in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;
(b)    in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and
(c)    in relation to any other applicable Bail-In Legislation:
(i)    any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and
(ii)    any similar or analogous powers under that Bail-In Legislation.
"Zero Deforestation Certified Soybean" means soybeans that have been certified under one of the following certification schemes – 2BsVs or RTRS or Proterra or ISCC or PRO-S or RENOVABIO.
1.2    Construction
(a)    Unless a contrary indication appears any reference in this Agreement to:
(i)    the "Agent", any "Arranger", any "Finance Party", any "Lender", any "Obligor" or any "Party" shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents;

(ii)    "assets" of any Person shall be construed as a reference to the whole or any part of its business, undertaking, property, assets, rights and revenues (including any right to receive revenues);
(iii)    a "Finance Document" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, restated, supplemented or novated;
(iv)    a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;
(v)    a provision of law is a reference to that provision as amended or re-enacted;
(vi)    a time of day is a reference to London time; and
(vii)    a Lender's "cost of funds" in relation to its participation in a Loan is a reference to the average cost (determined either on an actual or a notional basis) which that Lender would incur if it were to fund, from whatever source(s) it may reasonably select, an amount equal to the amount of that participation in that Loan for a period equal in length to the Interest Period of that Loan.
(b)    Section, Clause and Schedule headings are for ease of reference only.
(c)    Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.
(d)    A Default (other than an Event of Default) is "continuing" if it has not been remedied or waived and an Event of Default is "continuing" if it has not been remedied or waived.
(e)    In this Agreement, where it relates to a Dutch entity, a reference to:
(i)    a necessary action to authorise where applicable, includes without limitation:
(A)    any action required to comply with the Dutch Works Councils Act (Wet op de ondernemingsraden); and
(B)    obtaining an unconditional positive advice (advies) from the competent works council(s);
(ii)    a winding-up, administration or dissolution includes a Dutch entity being:
(A)    declared bankrupt (failliet verklaard);
(B)    dissolved (ontbonden);
(iii)    a trustee in bankruptcy includes a curator;

(iv)    an administrator includes a bewindvoerder, a herstructureringsdeskundige or an observatory;
(v)    a(n) (administrative) receiver does not include a curator or bewindvoerder;
(vi)    an attachment includes a beslag;
(vii)    "gross negligence" includes grove schuld;
(viii)    "negligence" includes schuld;
(ix)    "wilful misconduct" includes opzet; and
(x)    any "step" or "procedure" taken in connection with insolvency proceedings includes a Dutch entity having filed a notice under Article 36(2) of the Tax Collection Act of the Netherlands (Invorderingswet 1990).
(f)    A reference in this Agreement to a page or screen of an information service displaying a rate shall include:
(i)    any replacement page of that information service which displays that rate; and
(ii)    the appropriate page of such other information service which displays that rate from time to time in place of that information service, and, if such page or service ceases to be available, shall include any other page or service displaying that rate specified by the Agent after consultation with the Borrower.
(g)    A reference in this Agreement to a Central Bank Rate shall include any successor rate to, or replacement rate for, that rate.
(h)    Any SOFR Rate Supplement overrides anything relating to the relevant SOFR Rate Loan in:
(i)    Schedule 10 (SOFR Rate Terms); or
(ii)    any earlier SOFR Rate Supplement.
(i)    A Compounding SOFR Methodology Supplement relating to the Daily Non-Cumulative Compounded SOFR Rate or the Cumulative Compounded SOFR Rate overrides anything relating to that rate in:
(i)    Schedule 11 (Daily Non-Cumulative Compounded SOFR Rate) or Schedule 12 (Cumulative Compounded SOFR Rate), as the case may be; or
(ii)    any earlier Compounding SOFR Methodology Supplement.
(j)    The determination of the extent to which a rate is "for a period equal in length" to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

1.3    Currency Symbols and Definitions
"$" and "dollars" denote lawful currency of the United States, "EUR" and "euro" means the single currency unit of the Participating Member States, "£" and "sterling" denote lawful currency of the United Kingdom of Great Britain and Northern Ireland and "yen" means the lawful currency of Japan.
1.4    Third party rights
(a)    Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce or to enjoy the benefit of any term of this Agreement.
(b)    Subject to Clause 37.3 (Other Exceptions) but otherwise not withstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

    THE FACILITY
2.    THE FACILITY
2.1    The Facility
Subject to the terms of this Agreement, the Lenders make available to the Borrower a dollar revolving loan facility in an aggregate amount equal to the Total Commitments.
2.2    Accordion Increase
(a)    Subject to this Clause 2.2, the Borrower may request an increase in the Total Commitments (an "Accordion Increase") in an aggregate amount which when aggregated with the amount of all other Accordion Increases made under this Clause 2.2 does not exceed $250,000,000 (the "Additional Commitments").
(b)    The Borrower may invite:
(i)    any one or more Lenders to provide Additional Commitments in such amount as may be agreed by the Borrower and such Lender (each such Lender that is invited to and wishes to provide such Additional Commitments, an "Accordion Lender"); and/or
(ii)    any one or more bank or financial institution, trust, fund or other entity which is regularly engaged in or established for the purpose of making loans, securities or other financial assets and which is acceptable to the Agent (acting reasonably) (each a "New Accordion Lender") to provide Additional Commitments in such amount as may be agreed by the Borrower and such New Accordion Lender, provided that, the increase in the Total Commitments following the proposed Accordion Increase does not exceed the limit set out in paragraph (a) above.
(c)    For the avoidance of doubt no Lender shall (unless otherwise agreed by that Lender) be obliged to provide any Additional Commitment.
(d)    The Borrower shall, promptly following agreement with the Accordion Lenders and New Accordion Lenders and in any event not later than 45 Business Days (or such other period as the Agent and the Borrower may agree) prior to the proposed date of the Accordion Increase, deliver to the Agent a notice (an "Accordion Request") signed by a Responsible Officer of the Borrower which shall specify:
(i)    the aggregate amount of the proposed Additional Commitments;
(ii)    the identity of, and the amount of the proposed Additional Commitment of, each Accordion Lender and each New Accordion Lender that wishes to provide an Additional Commitment;
(iii)    the proposed Accordion Increase Date which shall be a Business Day within the Availability Period and shall be the last date of the Interest Period of each Loan then outstanding; and
(iv)    the fees relating to the proposed Additional Commitments.
(e)    Following receipt by the Agent of an Accordion Request, it shall promptly forward a copy to each Lender for information purposes.

(f)    An Accordion Increase will only become effective if, on the date of the Accordion Request and the proposed Accordion Increase Date, no Default is continuing or would result from the proposed Accordion Increase.
(g)
(i)    Subject to the conditions set out in this Clause 2.2, an Accordion Increase will become effective in accordance with paragraph (h) below when the Agent executes an otherwise duly completed Accordion Increase Certificate delivered to it by the Borrower and the Additional Commitment Lenders. The Agent shall, subject to sub-paragraph (ii) below, as soon as reasonably practicable after receipt by it of a duly completed Accordion Increase Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Accordion Increase Certificate.
(ii)    The Agent shall only be obliged to execute an Accordion Increase Certificate delivered to it by the Borrower and the Additional Commitment Lenders once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to each New Accordion Lender.
(h)    On the Accordion Increase Date:
(i)    the amount of the Additional Commitment of each Additional Commitment Lender will be as set out in the relevant column opposite its name in the Accordion Increase Certificate;
(ii)    each of the Obligors and each Additional Commitment Lender shall assume obligations towards one another and acquire rights against one another as they would have acquired and assumed had each Additional Commitment Lender been an Original Lender with the rights and obligations acquired and assumed by it as a result of it providing its Additional Commitment;
(iii)    the Agent, the Arrangers, the New Accordion Lenders and the other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Accordion Lenders been Original Lenders with the rights and obligations acquired and assumed by them as a result of their participation in the Additional Commitments; and
(iv)    each New Accordion Lender shall become a Party as a "Lender".
(i)    The Borrower shall promptly on demand pay the Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with any increase in Commitments under this Clause 2.2.
(j)    Any amounts payable to the Lenders by any Obligor on or before the Accordion Increase Date (including, without limitation, all interest, fees and commission payable up to (but excluding) the Accordion Increase Date) in respect of any period ending on or prior to the Accordion Increase Date shall be for the account of the Lenders party to this Agreement prior to the Accordion Increase Date and no Additional Commitment Lender shall have any interest in, or any rights in respect of, any such amount (save in respect of their Commitments up to (but excluding) the Accordion Increase Date).

(k)    Each New Accordion Lender, by executing the relevant Accordion Increase Certificate confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the Accordion Increase Certificate becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Original Lenders.
2.3    Finance Parties' rights and obligations
(a)    The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.
(b)    The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party's participation in the Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor.
(c)    A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.
3.    PURPOSE
3.1    Purpose
The Facility shall be available solely for general corporate purposes.
3.2    Monitoring
No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.
4.    CONDITIONS OF UTILISATION
4.1    Initial conditions precedent
(a)    The Borrower may not deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in Schedule 4 (Conditions Precedent to Initial Utilisation) and copies of any other document, authorisation, opinion or assurance reasonably requested by the Agent in form and substance reasonably satisfactory to the Agent. The Agent shall notify the Borrower and the Lenders promptly upon being so satisfied.
(b)    Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.
4.2    Further conditions precedent
The Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:
(a)    in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Loan and, in the case of any other Loan, no Default is continuing or would result from the proposed Loan; and
(b)    the Repeating Representations to be made by the Borrower under this Agreement and the representations to be made by the Parent under Section 7 of the Parent Guarantee are true in all material respects.
4.3    Maximum number of Loans
The Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation more than 20 Loans would be outstanding.

UTILISATION
5.    UTILISATION
5.1    Delivery of a Utilisation Request
The Borrower may utilise the Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.
5.2    Completion of a Utilisation Request
(a)    Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:
(i)    the proposed Utilisation Date is a Business Day within the Availability Period;
(ii)    the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and
(iii)    the proposed Interest Period complies with Clause 11 (Interest Periods).
(b)    Only one Loan may be requested in each Utilisation Request.
5.3    Currency and amount
(a)    The currency specified in a Utilisation Request must be dollars.
(b)    The amount of the proposed Loan must be a minimum of $10,000,000 or, if less, the Available Facility.
5.4    Lenders' participation
(a)    If the conditions set out in this Agreement have been met, and subject to Clause 7 (Repayment), each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.
(b)    The amount of each Lender's participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.
(c)    The Agent shall notify each Lender of the amount of each Loan, the amount of its participation in that Loan and the amount of the payment to be made available in accordance with Clause 31.1 (Payments to the Agent), in each case by the Specified Time.
5.5    Cancellation of Commitment
The Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period.

EXTENSION OPTION
6.    EXTENSION OPTION
6.1    Extension Request
(a)    The Borrower shall be entitled to request that the Original Maturity Date be extended for an additional period of 12 Months by giving notice (the "First Extension Request") to the Agent not more than 60 days nor less than 30 days before the First Anniversary.
(b)    The Borrower shall be entitled to request that the Original Maturity Date and/or the First Extension Maturity Date be extended as set out below by giving notice (the "Second Extension Request") to the Agent not more than 60 nor less than 30 days before the Second Anniversary:
(i)    with respect to Lenders who have agreed to the First Extension Request, an extension for a further period of 12 Months; and/or
(ii)    if no First Extension Request has been made, or with respect to Lenders who refused the First Extension Request, an extension for a period of 24 Months, as selected by the Borrower in the notice to the Agent.
The First Extension Request and Second Extension Request are together referred to as "Extension Requests" and each as an "Extension Request".
6.2    Notification of Extension Request
The Agent shall promptly notify the Lenders of any Extension Request as soon as practicable after receipt of it.
6.3    Lenders' Response to Extension Request
(a)    Each Lender may, in its sole discretion, agree to any Extension Request (each such Lender a "Consenting Lender") by providing notice to the Agent on or before the date falling 15 Business Days before:
(i)    in respect of a First Extension Request, the First Anniversary; or
(ii)    in respect of a Second Extension Request, the Second Anniversary.
(b)    The Commitment of each Consenting Lender will, in accordance with Clause 6.7 (Extension of the Facility) below, be extended for the period applicable to it and referred to in such Extension Request.
(c)    If any Lender:
(i)    fails to reply to an Extension Request within the time period set out in paragraph (a); or
(ii)    declines an Extension Request, in writing, by the date falling 15 Business Days before the First Anniversary or the Second Anniversary, as applicable,
(in each case a "Declining Lender") its Commitment will not be extended.

6.4    Form of Extension Request
Each Extension Request shall be made in writing and be irrevocable.
6.5    Replacement of Declining Lenders
(a)    The Agent shall notify the Borrower and the Lenders no later than 15 days' prior to the First Anniversary or the Second Anniversary, as applicable, of the details of which Lenders are Consenting Lenders and which Lenders are Declining Lenders.
(b)    If the Agent notifies the Borrower of one or more Declining Lenders, the Borrower may, on 15 days' written notice to the Agent replace a Declining Lender by requiring such Declining Lender to (and such Declining Lender shall) transfer pursuant to Clause 26 (Changes to the Lenders) all (and not part only) of its rights and obligations under the Facility to a Consenting Lender or another bank, financial institution, trust fund or other entity (to the extent not a Consenting Lender, a "Replacement Lender") selected by the Borrower which is acceptable to the Agent (acting reasonably) which confirms its willingness to assume and does assume all the obligations of such Declining Lender for a purchase price in cash payable at the time of transfer at least equal to the principal amount of such Declining Lender's participation in outstanding Loans under the Facility and all accrued interest, Break Costs (if any) and other amounts then due to the Declining Lender under the Finance Documents at such time.
(c)    The replacement of a Declining Lender pursuant to this Clause 6.5 shall be subject to the following conditions:
(i)    none of the Agent, any Arranger or any Lender shall have any obligation to find a Replacement Lender;
(ii)    such replacement must take place by no later than:
(A)    the Original Maturity Date; or
(B)    if the relevant Declining Lender has previously accepted a First Extension Request, the First Extension Maturity Date,
provided that a Declining Lender shall not be obliged under this Clause 6.5 (Replacement of Declining Lenders) to transfer its rights and obligations under the Facility at any point prior to the applicable date above;
(iii)    in no event shall the relevant Declining Lender be required to pay or surrender to the relevant Replacement Lender any of the fees or other amounts received by such Declining Lender pursuant to the Finance Documents prior to the date of such replacement;
(iv)    any Transfer Certificate executed by the relevant Declining Lender and the relevant Replacement Lender shall include a confirmation from the Replacement Lender that it has agreed to the extension of the Original Maturity Date or the First Extension Maturity Date, as applicable, requested by the Borrower in accordance with this Clause 6 (Extension Option); and
(v)    a Declining Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (b) above once it is satisfied that it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to that transfer.
(d)    A Lender shall perform the checks described in sub-paragraph (c)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (b) above and shall notify the Agent and the Borrower when it is satisfied that it has complied with those checks.
6.6    Repayment and reduction of Facility
If, with respect to any Extension Request, there are any Declining Lenders and such Declining Lenders cannot be replaced pursuant to Clause 6.5 (Replacement of Declining Lenders), then, on the Final Maturity Date applicable to each such Declining Lender:
(a)    the Commitment of the Declining Lender shall be automatically cancelled and the Facility reduced accordingly; and
(b)    the Borrower shall repay in full the Declining Lender's participation in any outstanding Loans under the Facility and all accrued interest, Break Costs (if any) and other amounts then due to the Declining Lender under the Finance Documents at such time.
6.7    Extension of the Facility
(a)    If, with respect to any Extension Request, there are any Consenting Lenders, then provided that:
(i)    no Default is continuing or would result from the extension;
(ii)    the Repeating Representations to be made by the Borrower under this Agreement and the representations to be made by the Parent under Section 7 of the Parent Guarantee are true in all material respects;
then with effect from the First Anniversary (in the case of a First Extension Request) or from the Second Anniversary (in the case of a Second Extension Request) the then current Final Maturity Date of the Facility will be extended to:
(iii)    in the case of a First Extension Request, the First Extension Maturity Date; or
(iv)    in the case of a Second Extension Request, the Second Extension Maturity Date,
for the Consenting Lenders in an aggregate amount equal to the sum of the aggregate Commitments of the Consenting Lenders (together with the aggregate Commitments of the Replacement Lenders, if applicable).
(b)    For the avoidance of doubt, the aggregate Commitments in respect of which the Final Maturity Date has been extended under this Clause 6 (Extension Option) shall not exceed the amount of:
(i)    the Total Commitments as at the date of this Agreement; or
(ii)    if applicable, the Total Commitments as increased under Clause 2.2 (Accordion Increase).

6.8    Limitations
No more than two Extension Requests may be given. For the avoidance of doubt, the Final Maturity Date cannot extend beyond the date falling 60 Months after the date of this Agreement.

REPAYMENT, PREPAYMENT AND CANCELLATION
7.    REPAYMENT
(a)    The Borrower shall repay each Loan on the last day of its Interest Period.
(b)    Without prejudice to the Borrower's obligation under paragraph (a) above, if:
(i)    one or more Loans are to be made to the Borrower:
(A)    on the same day that a maturing Loan is due to be repaid by the Borrower; and
(B)    in whole or in part for the purpose of refinancing the maturing Loan; and
(ii)    the proportion borne by each Lender's participation in the maturing Loan to the amount of that maturing Loan is the same as the proportion borne by that Lender's participation in the new Loans to the aggregate amount of those new Loans, the aggregate amount of the new Loans shall, unless the Borrower notifies the Agent to the contrary in the relevant Utilisation Request, be treated as if applied in or towards repayment of the maturing Loan so that:
(A)    if the amount of the maturing Loan exceeds the aggregate amount of the new Loans:
(1)    the Borrower will only be required to make a payment under Clause 31.1 (Payments to the Agent) in an amount equal to that excess; and
(2)    each Lender's participation (if any) in the new Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender's participation (if any) in the maturing Loan and that Lender will not be required to make a payment under Clause 31.1 (Payments to the Agent) in respect of its participation in the new Loans; and
(B)    if the amount of the maturing Loan is equal to or less than the aggregate amount of the new Loans:
(1)    the Borrower will not be required to make a payment under Clause 31.1 (Payments to the Agent); and
(2)    each Lender will be required to make a payment under Clause 31.1 (Payments to the Agent) in respect of its participation in the new Loans only to the extent that its participation (if any) in the new Loans exceeds that Lender's participation (if any) in the maturing Loan and the remainder of that Lender's participation in the new Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender's participation in the maturing Loan.

8.    PREPAYMENT AND CANCELLATION
8.1    Illegality
If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan or it becomes unlawful for any Affiliate of a Lender for that Lender to do so:
(a)    that Lender shall promptly notify the Agent upon becoming aware of that event;
(b)    upon the Agent notifying the Borrower, the Commitment of that Lender will be immediately cancelled; and
(c)    to the extent that the Lender's participation has not been transferred pursuant to paragraph (d) of Clause 8.5 (Right of replacement or repayment and cancellation in relation to a single Lender), the Borrower shall repay that Lender's participation in the Loans made to the Borrower on the last day of the Interest Period for each Loan occurring after the Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender's corresponding Commitment shall be cancelled in the amount of the participations repaid.
8.2    Change of control
If after the date of this Agreement any Change of Control shall occur:
(a)    the Borrower shall promptly notify the Agent upon becoming aware of that event; and
(b)    the Agent, acting on the instructions of the Majority Lenders, shall by not less than 5 days' notice to the Borrower, cancel the Facility and declare all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Facility will be cancelled and all such outstanding amounts will become immediately due and payable.
8.3    Voluntary cancellation
The Borrower may, if it gives the Agent not less than two Business Days' (starting from the Specified Time) (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of $5,000,000) of the Available Facility. Any cancellation under this Clause 8.3 shall reduce the Commitments of the Lenders rateably. Any amounts cancelled under this Clause 8.3 may not be reinstated.
8.4    Voluntary Prepayment of Loans
(a)    Subject to paragraph (b) below, the Borrower may, if it gives the Agent not less than:
(i)    in the case of a LIBOR Rate Loan, two Business Days’ (starting from the Specified Time) (or such shorter period as the Majority Lenders may agree) prior notice; or

(ii)    in the case of a SOFR Rate Loan, 5 RFR Banking Days' (starting from the Specified Time) (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of a Loan (but if in part, being an amount that reduces the Loan by a minimum amount of $5,000,000).
(b)    The Borrower shall not prepay in whole or in part more than 8 Compounded SOFR Rate Loans in any consecutive 12 Month period
8.5    Right of repayment and cancellation in relation to a single Lender
(a)    If:
(i)    any sum payable to any Lender by the Borrower is required to be increased under paragraph (c) of Clause 14.2 (Tax gross-up);
(ii)    any Lender claims indemnification from the Borrower under Clause 14.3 (Tax indemnity) or Clause 15.1 (Increased costs), the Borrower may, whilst the circumstance giving rise to the requirement or indemnification continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Loans.
(b)    On receipt of a notice referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.
(c)    On the last day of each Interest Period which ends after the Borrower has given notice under paragraph (a) above (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender's participation in that Loan.
(d)    If
(i)    any of the circumstances set out in paragraph (a) above apply to a Lender; or
(ii)    the Borrower becomes obliged to pay any amount in accordance with Clause 8.1 (Illegality) to any Lender, the Borrower may, on 10 Business Days' prior notice to the Agent and that Lender, replace that Lender by requiring that Lender to (and, to the extent permitted by law, that Lender shall) transfer pursuant to Clause 26 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity selected by the Borrower which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 26 (Changes to the Lenders) for a purchase price in cash or other cash payment payable at the time of the transfer equal to the outstanding principal amount of such Lender's participation in the outstanding Loans and all accrued interest, Break Costs (if any) and other amounts payable in relation thereto under the Finance Documents.
(e)    The replacement of a Lender pursuant to paragraph (d) above shall be subject to the following conditions:
(i)    the Borrower shall have no right to replace the Agent;

(ii)    neither the Agent nor any Lender shall have any obligation to find a replacement Lender;
(iii)    in no event shall the Lender replaced under paragraph (d) above be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents; and
(iv)    the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (d) above once it is satisfied that it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to that transfer.
(f)    A Lender shall perform the checks described in sub-paragraph (e)(iv) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (d) above and shall notify the Agent and the Borrower when it is satisfied that it has complied with those checks.
8.6    Restrictions
(a)    Any notice of cancellation or prepayment given by any Party under this Clause 8 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.
(b)    Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.
(c)    Unless a contrary indication appears in this Agreement, any part of the Facility which is prepaid or repaid may be reborrowed in accordance with the terms of this Agreement.
(d)    The Borrower shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.
(e)    No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.
(f)    If the Agent receives a notice under this Clause 8 it shall promptly forward a copy of that notice to either the Borrower or the affected Lender, as appropriate.
8.7    Application of prepayments
Any prepayment of a Loan pursuant to Clause 8.2 (Change of control) or Clause 8.4 (Voluntary prepayment of Loans) shall be applied pro rata to each Lender's participation in that Loan.
9.    RATE SWITCH
9.1    Switch to SOFR Reference Rate
Subject to Clause 9.2 (Delayed switch for existing LIBOR Rate Loans), on and from the Rate Switch Date:

(a)    use of the Term SOFR Reference Rate will replace the use of LIBOR for the calculation of interest for Loans; and
(b)    any Loan or Unpaid Sum shall be a "SOFR Rate Loan" and either Clause 10.1 (Calculation of interest – Term SOFR Rate Loans) or Clause 10.3 (Calculation of interest – Compounded SOFR Rate Loans), as applicable, shall apply to each such Loan or Unpaid Sum.
9.2    Delayed switch for existing LIBOR Rate Loans
If the Rate Switch Date falls before the last day of an Interest Period for a LIBOR Rate Loan:
(a)    that Loan shall continue to be a LIBOR Rate Loan for that Interest Period and Clause 10.1 (Calculation of interest – LIBOR Rate Loans) shall continue to apply to that Loan for that Interest Period;
(b)    any provision of this Agreement which is expressed to relate to a SOFR Rate Loan shall not apply in relation to that Loan for that Interest Period; and
(c)    on and from the first day of the next Interest Period (if any) for that Loan:
(i)    that Loan shall be a "SOFR Rate Loan"; and
(ii)    either Clause 10.2 (Calculation of interest – Term SOFR Rate Loans) or Clause 10.3 (Calculation of interest – Compounded SOFR Rate Loans) , as applicable, shall apply to that Loan.
9.3    Notifications by Agent
(a)    Subject to paragraph (c) below, following the occurrence of a Rate Switch Trigger Event, the Agent shall:
(i)    promptly upon becoming aware of the occurrence of that Rate Switch Trigger Event, notify the Borrower and the Lenders of that occurrence; and
(ii)    promptly upon becoming aware of the date of the Rate Switch Trigger Event Date applicable to that Rate Switch Trigger Event, notify the Borrower and the Lenders of that date.
(b)    The Agent shall, promptly upon becoming aware of the occurrence of the Rate Switch Date, notify the Borrower and the Lenders of that occurrence.
(c)    The Parties agree that, as at the date of this Agreement, the FCA Cessation Announcement constitutes a Rate Switch Trigger Event, that the Rate Switch Trigger Event Date applicable to such Rate Switch Trigger Event will be 30 June 2023, in respect of each Relevant Quoted Tenor and that the Agent is not under any obligation under paragraph (a) above to notify any Party of such Rate Switch Trigger Event or Rate Switch Trigger Event Date resulting from the FCA Cessation Announcement.
(d)    For the purposes of paragraph (c) above, the "FCA Cessation Announcement" means the announcement on 5 March 2021 by the UK's Financial Conduct Authority that all LIBOR settings will, as of certain specified future dates, either cease to be provided by any administrator or no longer be representative of the market and economic reality that they are intended to measure and that such representativeness will not be restored.

COSTS OF UTILISATION
10.    INTEREST
10.1    Calculation of interest – LIBOR Rate Loans
The rate of interest on each LIBOR Rate Loan for each Interest Period is the percentage rate per annum which is the aggregate of the:
(a)    Applicable Margin; and
(b)    LIBOR.
10.2    Calculation of interest – Term SOFR Rate Loans
The rate of interest on each Term SOFR Rate Loan for each Interest Period is the percentage rate per annum which is the aggregate of the:
(a)    Applicable Margin; and
(b)    the percentage rate per annum which is the aggregate of the Term SOFR Reference Rate and the applicable Credit Adjustment Spread, provided that if such aggregated rate is less than zero, the rate for this limb of the calculation shall be deemed to be zero.
10.3    Calculation of interest – Compounded SOFR Rate Loan
(a)    The rate of interest on each Compounded SOFR Rate Loan for any day during an Interest Period is the percentage rate per annum which is the aggregate of the applicable:
(i)    Applicable Margin; and
(ii)    Compounded SOFR Reference Rate for that day.
(b)    If any day during an Interest Period for a Compounded SOFR Rate Loan is not an RFR Banking Day, the rate of interest on that Compounded SOFR Rate Loan for that day will be the rate applicable to the immediately preceding RFR Banking Day.
10.4    Payment of interest
On the last day of each Interest Period the Borrower shall pay accrued interest on the Loan to which that Interest Period relates (and, if the Interest Period is longer than six Months, on the dates falling at six Monthly intervals after the first day of the Interest Period).
10.5    Default interest
(a)    If the Borrower fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgement) at a rate which, subject to paragraph (b) below, is two per cent. per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 10.5 shall be immediately payable by the Borrower on demand by the Agent.
(b)    If any overdue amount consists of all or part of a Term Rate Loan and which became due on a day which was not the last day of an Interest Period relating to that Loan:
(i)    the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and
(ii)    the rate of interest applying to the overdue amount during that first Interest Period shall be two per cent. per annum higher than the rate which would have applied if the overdue amount had not become due.
(c)    Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.
10.6    Notification of rates of interest
(a)    The Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest relating to a Term Rate Loan.
(b)    In respect of a Compounded SOFR Rate Loan, the Agent shall promptly upon a Compounded SOFR Rate Interest Payment being determinable notify:
(i)    the Borrower of that Compounded SOFR Rate Interest Payment;
(ii)    each relevant Lender of the proportion of that Compounded SOFR Rate Interest Payment which relates to that Lender's participation in the relevant Compounded SOFR Rate Loan; and
(iii)    the relevant Lenders and the Borrower of:
(A)    each applicable rate of interest relating to the determination of that Compounded SOFR Rate Interest Payment; and
(B)    to the extent it is then determinable, the Market Disruption Rate (if any) relating to the relevant Compounded SOFR Rate Loan.
This paragraph (b) shall not apply to any Compounded SOFR Rate Interest Payment determined pursuant to Clause 12.6 (Cost of funds) .
(c)    The Agent shall promptly notify the Borrower of each Funding Rate relating to a Loan.
(d)    The Agent shall promptly notify the relevant Lenders and the Borrower of the determination of a rate of interest relating to a Compounded SOFR Rate Loan to which Clause 12.6 (Cost of funds) applies.
(e)    This Clause 10.6 shall not require the Agent to make any notification to any Party on a day which is not a Business Day.

11.    INTEREST PERIODS
11.1    Selection of Interest Periods
(a)    The Borrower may select an Interest Period for a Loan in the Utilisation Request for that Loan.
(b)    Subject to this Clause 11, the Borrower may select an Interest Period (i) in respect of a LIBOR Rate Loan, of one, three or six Months; (ii) in respect of a SOFR Rate Loan, of any period specified in the applicable SOFR Rate Terms, or, in each case, any other period agreed between the Borrower and the Agent (acting on the instructions of all the Lenders).
(c)    An Interest Period for a Loan shall not extend beyond the Final Maturity Date.
(d)    Each Interest Period for a Loan shall start on the Utilisation Date of such Loan.
(e)    A Loan has one Interest Period only.
(f)    No Interest Period for a SOFR Rate Loan shall be longer than six Months.
11.2    Non-Business Days
(a)    Other than where paragraph (b) below applies, if an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).
(b)    If the Loan or Unpaid Sum is a SOFR Rate Loan and there are rules specified as "Business Day Conventions" in the applicable SOFR Rate Terms, those rules shall apply to each Interest Period for that Loan or Unpaid Sum.
12.    CHANGES TO THE CALCULATION OF INTEREST
12.1    Absence of quotations prior to Rate Switch Date
Subject to Clause 12.5 (Market disruption), if LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.
12.2    Unavailability of Term SOFR
(a)    Interpolated Term SOFR: If by the Specified Time on the Quotation Day, no Term SOFR is available for the Interest Period of a Term SOFR Rate Loan, the applicable Term SOFR Reference Rate shall be the Interpolated Term SOFR for a period equal in length to the Interest Period of that Term SOFR Rate Loan.
(b)    Shortened Interest Period: If by the Specified Time on the Quotation Day, no Term SOFR is available for the Interest Period of a Term SOFR Rate Loan and it is not possible to calculate the Interpolated Term SOFR, the Interest Period of that Term SOFR Rate Loan shall (if it is longer than the applicable Fallback Interest Period) be shortened to the applicable Fallback Interest Period and the applicable Term SOFR Reference Rate for that shortened

Interest Period shall be determined pursuant to the definition of "Term SOFR Reference Rate".
12.3    Unavailability of Term SOFR fallbacks
If the applicable Term SOFR Reference Rate for a Term SOFR Rate Loan is required, and is unable, to be determined by Clause 12.1 (Unavailability of Term SOFR), then:
(a)    that Term SOFR Rate Loan shall instead be deemed to be a "Compounded SOFR Rate Loan" under this Agreement;
(b)    the applicable SOFR Reference Rate for the calculation of interest for that SOFR Rate Loan shall be the Compounded SOFR Reference Rate; and
(c)    Clause 10.3 (Calculation of interest – Compounded SOFR Rate Loans) shall apply to determine the rate of interest on such SOFR Rate Loan.
12.4    Interest calculation if no RFR or Central Bank Rate
If:
(a)    Clause 12.3 (Unavailability of Term SOFR fallbacks) applies; and
(b)
(i)    there is no applicable RFR or Central Bank Rate for the purposes of calculating the Daily Non-Cumulative Compounded SOFR Rate for an RFR Banking Day during an Interest Period for a Compounded SOFR Rate Loan; and
(ii)    "Cost of funds will apply as a fallback" is specified in respect of that Loan in the applicable SOFR Rate Terms for that Compounded SOFR Rate Loan, then Clause 12.6 (Cost of funds) shall apply to that Loan for that Interest Period.
12.5    Market disruption
(a)    In the case of a LIBOR Rate Loan:
(i)    if a Market Disruption Event occurs for any Interest Period, then Clause 12.6 (Cost of funds) shall apply to that Loan for the relevant Interest Period; and
(ii)    in this Agreement, "Market Disruption Event" means:
(A)    at or about noon on the Quotation Day for the relevant Interest Period, LIBOR is to be determined by reference to the Reference Banks and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR for the relevant Interest Period; or
(B)    before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 35 per cent. of that Loan) that the cost to it of obtaining matching deposits in the London interbank market would be in excess of LIBOR.

(b)    In the case of a SOFR Rate Loan, if:
(i)    a Market Disruption Rate is specified in the applicable SOFR Rate Terms for that Loan; and
(ii)    before the Reporting Time (in respect of a Compounded SOFR Rate Loan) or before close of business in London on the Quotation Day (in respect of a Term SOFR Rate Loan) (as applicable) for that Loan, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 35 per cent. of that Loan) that its cost of funds relating to its participation in that Loan would be in excess of that Market Disruption Rate, then Clause 12.6 (Cost of funds) shall apply to that Loan for the relevant Interest Period.
12.6    Cost of funds
(a)    If this Clause 12.6 applies to a Loan for an Interest Period, then none of Clause 10.1 (Calculation of interest – LIBOR Rate Loans), Clause 10.2 (Calculation of interest – Term SOFR Rate Loans) or Clause 10.3 (Calculation of interest – Compounded SOFR Rate Loans) shall apply to that Loan for that Interest Period and the rate of interest on each Lender's share of that Loan for that Interest Period shall be the percentage rate per annum which is the sum of:
(i)    the Applicable Margin; and
(ii)    the rate notified to the Agent by that Lender as soon as practicable and in any event:
(A)    in relation to a Term Rate Loan, before interest is due to be paid in respect of that Interest Period, or
(B)    in relation to a Compounded SOFR Rate Loan, by the Reporting Time for that Loan, to be that which expresses as a percentage rate per annum its cost of funds relating to its participation in that Loan.
(b)    If this Clause 12.6 applies and the Agent or the Borrower so requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.
(c)    Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.
(d)    If this Clause 12.6 applies pursuant to Clause 12.5 (Market disruption) and:
(i)    in relation to a LIBOR Rate Loan:
(A)    a Lender’s Funding Rate is less than LIBOR; or
(B)    a Lender does not notify a rate to the Agent by the time specified in paragraph (a)(ii) above,

that Lender’s cost of funds relating to its participation in that Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be LIBOR; or
(ii)    in relation to a SOFR Rate Loan:
(A)    a Lender's Funding Rate is less than the relevant Market Disruption Rate; or
(B)    a Lender does not notify a rate to the Agent by the time specified in paragraph (a)(ii) above, that Lender's cost of funds relating to its participation in that Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be the Market Disruption Rate for that Loan.
(e)    If this Clause 12.6 applies the Agent shall, as soon as is practicable, notify the Borrower.
12.7    Break Costs
(a)    Subject to paragraph (b) below, the Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrower on a day prior to the last day of an Interest Period for that Loan or Unpaid Sum.
(b)    Paragraph (a) above shall apply in respect of a SOFR Rate Loan if an amount is specified as Break Costs in the applicable SOFR Rate Terms.
(c)    Each Lender shall, as soon as reasonably practicable after a demand by the Agent or the Borrower, provide a certificate confirming the amount of its Break Costs for any Interest Period in respect of which they become, or may become, payable.
13.    FEES
13.1    Commitment fee
(a)    The Borrower shall pay to the Agent (for the account of each Lender) a fee computed at the rate of 35 per cent. of the Applicable Margin on the Available Facility.
(b)    The accrued commitment fee is payable in arrears on 31 December 2021 and thereafter on the last day of each successive period of three Months which ends during the Availability Period, on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective.
(c)    No commitment fee is payable to the Agent (for the account of a Lender) on any Available Commitment of that Lender for any day on which that Lender is a Defaulting Lender.
13.2    Utilisation fee
(a)    The Borrower shall pay to the Agent (for the account of each Lender) a fee computed at the applicable rate on each Lender's participation in the Loans for the Availability Period. The "applicable rate" for any day on which there is a Loan outstanding and the amount of a Lender's participation in the Loans:
(i)    is less than 33 per cent. of the amount of its Commitment on that day is 0.10 per cent. per annum;
(ii)    is equal to or exceeds 33 per cent. but is less than 66 per cent. of the amount of its Commitment on that day is 0.20 per cent. per annum; and
(iii)    is equal to or exceeds 66 per cent. of the amount of its Commitment on that day is 0.40 per cent. per annum.
(b)    The utilisation fee shall begin to accrue on the first Utilisation Date and is payable on 31 December 2021 and thereafter on the last day of each successive period of three Months which ends during the Availability Period, on the last day of the Availability Period and at the time the cancellation of the relevant Lender's Commitment is effective or, if later, the last day on which any part of its participation in the Loans becomes repayable.
(c)    Notwithstanding any other provision of this Agreement, each utilisation fee payable under this Clause 13.2 (Utilisation fee) shall be paid in dollars.
13.3    Participation fee
The Borrower shall pay to the Agent (for the account of each Lender) a participation fee in the amount and at the time agreed in a Fee Letter.
13.4    Agency fee
The Borrower shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

ADDITIONAL PAYMENT OBLIGATIONS
14.    TAX GROSS UP AND INDEMNITIES
14.1    Definitions
(a)    In this Agreement:
"Protected Party" means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.
"Tax Credit" means a credit against, relief or remission for, or repayment of any Tax.
"Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.
"Tax Payment" means either the increase in a payment made by the Borrower to a Finance Party under Clause 14.2 (Tax gross-up) or a payment under Clause 14.3 (Tax indemnity).
(b)    Unless a contrary indication appears, in this Clause 14 a reference to "determines" or "determined" means a determination made in the reasonable discretion of the person making the determination.
14.2    Tax gross-up
(a)    The Borrower shall make all payments to be made by it under any Finance Document without any Tax Deduction, unless a Tax Deduction is required by law.
(b)    The Borrower shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Borrower.
(c)    If a Tax Deduction is required by law to be made by the Borrower, the amount of the payment due from the Borrower shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.
(d)    A payment shall not be increased under paragraph (c) above by reason of a Tax Deduction if and to the extent the obligation to make a Tax Deduction (i) was required by law on the date of this Agreement or (ii) results from a Finance Party's failure to comply with paragraph (g) below.
(e)    If the Borrower is required by law or regulation to make a Tax Deduction, the Borrower shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law or regulation.
(f)    Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.
(g)    The Borrower hereby confirms to each Lender that it has made an election to be disregarded as an entity separate from its parent, Bunge N.A. Holdings, Inc., for U.S. federal income tax purposes. Each Lender shall, to the extent permitted by law, deliver to the Agent for transmission to the Borrower (on or before the date of the first interest payment after such Lender becomes a party to this Agreement) or as otherwise reasonably requested by the Borrower a duly completed copy of Internal Revenue Service Form W-9, W-8BEN, or Form W-ECI, as applicable, or any successor forms, or any other forms as may be necessary to establish a reduction in, or complete exemption from, US or other withholding tax on payments of interest on the Loans. To the extent that any such forms become obsolete as a result of lapse in time or change in circumstance, each Lender shall (promptly upon the request of the Borrower in the case of such form becoming obsolete as a result of lapse in time), to the extent permitted by law, deliver to the Agent for transmission to the Borrower, revised forms as may be necessary to establish a reduction in, or complete exemption from, US or other withholding tax on such payments.
14.3    Tax indemnity
(a)    The Borrower shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.
(b)    Paragraph (a) above shall not apply:
(i)    with respect to any loss, liability or cost related to any Tax assessed on a Finance Party:
(A)    under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or
(B)    under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the overall net income of that Finance Party (or a branch thereof); or
(ii)    to the extent a loss, liability or cost:
(A)    is compensated for by an increased payment under Clause 14.2 (Tax gross-up);
(B)    would have been compensated for by an increased payment under Clause 14.2 (Tax gross-up) but was not so compensated because one of the exclusions in paragraph (d) of Clause 14.2 (Tax gross up) applied;
(C)    relates to a FATCA Deduction required to be made by a Party;

(D)    arises under the law of any jurisdiction in which the Finance Party is subject to non-resident taxation in respect of amounts received in or from that jurisdiction; or
(E)    is related to any Tax assessed on the Finance Party resulting from an assignment or transfer by the Finance Party of any of its rights and obligations under the Finance Documents or a change by the Finance Party of its Facility Office to the extent provided in paragraph (f) of Clause 26.2 (Conditions of assignment or transfer).
(c)    A Protected Party making, or intending to make, a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrower.
(d)    A Protected Party shall, on receiving a payment from the Borrower under this Clause 14.3, notify the Agent.
14.4    Tax Credit
If the Borrower makes a Tax Payment and the relevant Finance Party determines that:
(a)    a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and
(b)    that Finance Party has obtained and utilised that Tax Credit, the Finance Party shall pay an amount to the Borrower which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Borrower. To the extent the Finance Party loses a Tax Credit for which it has made a payment hereunder, the Finance Party shall so notify the Borrower and the Borrower shall refund the amounts paid to such Borrower with respect to such Tax Credit.
14.5    Stamp taxes
The Borrower shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.
14.6    Value added tax
(a)    All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party shall pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party shall promptly provide an appropriate VAT invoice to that Party).
(b)    If VAT is or becomes chargeable on any supply made by any Finance Party (the "Supplier") to any other Finance Party (the "Recipient") under a Finance

Document, and any Party other than the Recipient (the "Subject Party") is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):
(i)    (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Subject Party shall also pay to the Supplier (at the same time as paying such amount) an amount of the VAT. The Recipient must (where this paragraph (i) applies) promptly pay to the Subject Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and
(ii)    (where the Recipient is the person required to account to the relevant tax authority for VAT) the Subject Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT,
(c)    Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.
(d)    Any reference in this Clause 14.6 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term "representative member" to have the same meaning as in the Value Added Tax Act 1994).
(e)    In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.
14.7    FATCA Information
(a)    Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:
(i)    confirm to that other Party whether it is:
(A)    a FATCA Exempt Party; or
(B)    not a FATCA Exempt Party; and
(ii)    supply to that other Party such forms, documentation and other information relating to its status under FATCA (including its applicable "passthru payment percentage" or other information required under the US Treasury Regulations or other official guidance including intergovernmental agreements) as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA.

(b)    If a Party confirms to another Party pursuant to sub-paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.
(c)    Paragraph (a) above shall not oblige any Finance Party to do anything which would or might in its reasonable opinion constitute a breach of:
(i)    any law or regulation;
(ii)    any fiduciary duty; or
(iii)    any duty of confidentiality.
(d)    If a Party fails to confirm its status or to supply forms, documentation or other information requested in accordance with paragraph (a) above (including, for the avoidance of doubt, where paragraph (c) above applies), then:
(i)    if that Party failed to confirm whether it is (and/or remains) a FATCA Exempt Party, then such Party shall be treated for the purposes of the Finance Documents as if it is not a FATCA Exempt Party; and
(ii)    if that Party failed to confirm its applicable "passthru payment percentage", then such Party shall be treated for the purposes of the Finance Documents (and payments made thereunder) as if its applicable "passthru payment percentage" is 100%, until (in each case) such time as the Party in question provides the requested confirmation, forms, documentation or other information.
14.8    FATCA Deduction
(a)    Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.
(b)    Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) notify the Party to whom it is making the payment and, in addition, shall notify the Borrower, the Agent and the other Finance Parties.
15.    INCREASED COSTS
15.1    Increased costs
(a)    Subject to Clause 15.2 (Increased cost claims) and Clause 15.3 (Exceptions) the Borrower shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement, or, if later, the date on which the relevant Finance Party became a Party to this Agreement (provided, however, that for the purposes of this Agreement and the other Finance Documents and to the extent permitted by applicable laws, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, guidelines or directives in connection therewith are deemed to have gone into effect and adopted after the date of this Agreement) or (iii) the implementation or application of, or compliance with, Basel III or CRD IV or any law or regulation that implements or applies Basel III or CRD IV (including, for the avoidance of doubt, the Dodd-Frank Wall Street Reform and Consumer Protection Act).
(b)    In this Agreement "Increased Costs" means:
(i)    a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital;
(ii)    an additional or increased cost; or
(iii)    a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.
15.2    Increased cost claims
(a)    A Finance Party intending to make a claim pursuant to Clause 15.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrower. The Borrower shall not be required to compensate a Lender pursuant to Clause 15 (Increased costs) for any amounts incurred more than six months prior to the date the Borrower receives notification of such claim; provided, that if the circumstances giving rise to such claim have a retroactive effect, then such six month period shall be extended to include the period of such retroactive effect.
(b)    Each Finance Party shall, as soon as practicable after a demand by the Agent or the Borrower, provide a certificate confirming the amount of its Increased Costs (setting out reasonable information showing the basis for the calculation of such amount).
15.3    Exceptions
Clause 15.1 (Increased costs) does not apply to the extent any Increased Cost is:
(a)    attributable to a Tax Deduction required by law to be made by an Obligor;
(b)    attributable to a FATCA Deduction required to be made by a Party;
(c)    compensated for by Clause 14.3 (Tax Indemnity) (or would have been compensated for under Clause 14.3 (Tax Indemnity) but was not so compensated because the exclusions in paragraph (b) of Clause 14.3 (Tax Indemnity) applied); or
(d)    attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation;
In this Clause 15.3 (Exceptions), a reference to "Tax Deduction" has the same meaning given to such term in Clause 14.1 (Definitions).

16.    OTHER INDEMNITIES
16.1    Currency indemnity
(a)    If any sum due from the Borrower under the Finance Documents (a "Sum"), or any order, judgement or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:
(i)    making or filing a claim or proof against the Borrower;
(ii)    obtaining or enforcing an order, judgement or award in relation to any litigation or arbitration proceedings, the Borrower shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.
(b)    The Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.
16.2    Other indemnities
The Borrower shall, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:
(a)    the occurrence of any Event of Default;
(b)    a failure by the Borrower to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 30 (Sharing among the Finance Parties);
(c)    funding, or making arrangements to fund, its participation in a Loan requested by it in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone);
(d)    a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower; or
(e)    any claim by the Agent against any of the Lenders pursuant to Clause 28.11 (Lenders' indemnity to the Agent).
16.3    Indemnity to the Agent
The Borrower shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:
(a)    investigating any event which it reasonably believes is a Default; or
(b)    acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised,

except to the extent such cost, loss or liability arises from the wilful misconduct or gross negligence of the Agent.
17.    MITIGATION BY THE LENDERS
17.1    Mitigation
(a)    Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 8.1 (Illegality), Clause 14 (Tax gross-up and indemnities) or Clause 15 (Increased costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Facility Office or bank or financial institution reasonably acceptable to the Borrower.
(b)    Paragraph (a) above does not in any way limit the obligations of the Borrower under the Finance Documents.
17.2    Limitation of liability
(a)    The Borrower shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 17.1 (Mitigation).
(b)    A Finance Party is not obliged to take any steps under Clause 17.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.
18.    COSTS AND EXPENSES
18.1    Transaction expenses
The Borrower shall promptly on demand pay the Agent and the Arrangers the amount of all costs and out-of-pocket expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:
(a)    this Agreement and any other documents referred to in this Agreement; and
(b)    any other Finance Documents executed after the date of this Agreement.
18.2    Amendment costs
If the Borrower requests an amendment, waiver or consent the Borrower shall, within three Business Days of demand, reimburse the Agent for the amount of all costs and out-of-pocket expenses (including legal fees) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement.
18.3    Enforcement costs
The Borrower shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and out-of-pocket expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT
19.    REPRESENTATIONS
The Borrower makes the representations and warranties set out in this Clause 19 to each Finance Party on the date of this Agreement.
19.1    Existence; Compliance with Law
The Borrower (a) is a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) duly organised and validly existing under the laws of the jurisdiction of its organisation, (b) has the power and authority, and the legal right, to own and operate its property and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
19.2    Power; Authorisation; Enforcement Obligations
The Borrower has the power and authority, and the legal right, to make, deliver and perform the Finance Documents to which it is a party and to obtain Loans hereunder. The Borrower has taken all necessary organisational action to authorise the execution, delivery and performance of the Finance Documents to which it is a party and to authorise the Loans on the terms and conditions of this Agreement. Subject to any qualification as to legal matters contained in the legal opinions referred to in Schedule 4 (Conditions Precedent to Initial Utilisation), no consent or authorisation of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Loans hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Finance Documents to which the Borrower is a party. Each Finance Document to which the Borrower is a party has been duly executed and delivered on behalf of the Borrower. Subject to any qualification as to legal matters contained in the legal opinions referred to in Schedule 4 (Conditions Precedent to Initial Utilisation), this Agreement constitutes, and each other Finance Document to which the Borrower is a party, upon execution will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with the terms.
19.3    No Legal Bar
The execution, delivery and performance of this Agreement and the other Finance Documents to which the Borrower is a party, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of the Borrower and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation. No Requirement of Law or Contractual Obligation applicable to the Borrower could reasonably be expected to have a Material Adverse Effect.
19.4    Governing law and enforcement
Subject to any qualifications as to legal matters contained in the legal opinions referred to in Schedule 4 (Conditions Precedent to Initial Utilisation):
(a)    The choice of English law as the governing law of this Agreement and New York law as the governing law of the Parent Guarantee will be recognised and enforced in its jurisdiction of incorporation; and

(b)    Any judgement obtained in England in relation to this Agreement and in New York in relation to the Parent Guarantee will be recognised and enforced in its jurisdiction of incorporation.
19.5    Litigation
No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or against any of its properties or revenues (a) with respect to any of the Finance Documents to which the Borrower is a party or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.
19.6    No Default
The Borrower is not in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.
19.7    Ownership of Property; Liens
The Borrower has good title to all its property, and none of such property is subject to any Lien (except for any Lien arising by virtue of the maintenance of a credit balance on any bank account by the Borrower pursuant to the general terms and conditions of the bank with which such account is held).
19.8    Taxes
The Borrower has filed or caused to be filed all material corporate income tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower). To the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.
19.9    Deduction of Tax
The Borrower is not required under Netherlands law to make any Tax Deduction (as defined in Clause 14.1 (Definitions)) from any payment it may make under any Finance Document.
19.10    No filing or stamp taxes
Under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.
19.11    No misleading information
All written information supplied by the Borrower is in all material respects taken as a whole with other written information supplied by the Borrower true and accurate and is not misleading in light of the circumstances under which such information was supplied as at the date it was provided or as at the date (if any) at which it is stated.

19.12    No Subsidiaries
It has no Subsidiaries.
19.13    Use of Proceeds
The proceeds of the Loans shall be used solely in accordance with Clause 3.1 (Purpose) of this Agreement.
19.14    Pari passu ranking
Its payment obligations under the Finance Documents rank at all times at least pari passu with the claims of all its other unsecured and unsubordinated creditors (other than any such claims that are preferred by mandatory provisions of law).
19.15    Solvency
Each member of the Group that is a party to a Finance Document, is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.
19.16    [Reserved]
19.17    No Change
Since 31 December 2022, in respect of the Parent and its consolidated Subsidiaries, and since the date of this Agreement in respect of the Borrower, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.
19.18    Dutch FSA
The Borrower shall ensure that, in the event that it falls within the definition of "bank" in the Dutch FSA, it will only raise repayable funds (opvorderbare gelden) from lenders, provided that such lender is a Non-Public Lender.
19.19    Tax Status
No notice under Section 36 of the Tax Collection Act (Invorderingswet 1990) or DAC6 has been given by any member of the Group.
19.20    Sanctions
(a)    The Borrower is, to the extent applicable, in compliance with Sanctions and with the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the "FCPA") and any other applicable anti-corruption law, in all material respects.
(b)    The Borrower is not, and no director or senior officer of the Borrower is, any of the following:
(i)    a Restricted Person;
(ii)    a Person owned 50% or more or controlled by, or acting on behalf of, any Restricted Person; or
(iii)    a Person that commits, threatens or conspires to commit or support "terrorism" as defined in the Executive Order.

19.21    Sustainability Certificate
The information provided by the Borrower in any Sustainability Certificate is true and accurate in all material respects.
19.22    Federal regulations
Notwithstanding Clause 19.13(a) above, no part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System of the United States as now and from time to time hereafter in effect.
19.23    Investment Company Act
The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940 of the United States, as amended.
19.24    Repetition
The Repeating Representations are deemed to be made by the Borrower (by reference to the facts and circumstances then existing) on the date of each Utilisation Request and the first day of each Interest Period. The representation in Clause 19.21 (Sustainability Certificate), shall be made by reference to each Sustainability Certificate on the date on which it is delivered to the Agent.
20.    POSITIVE COVENANTS
The covenants in this Clause 20 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.
The Borrower shall:
20.1    Information Miscellaneous
Provide the Agent all information (including any public information) that the Agent may reasonably request in writing concerning the financial condition, business or operations of the Borrower within a reasonable period of time considering the nature of the request; provided that with respect to any information relating to an annual audited report, the same may be delivered within one hundred and twenty (120) calendar days after the end of the Borrower's fiscal year.
20.2    Taxes
Take all actions necessary to ensure that all taxes and other governmental claims in respect of the Borrower's operations and assets are promptly paid when due, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves to the extent required by GAAP with respect thereto have been provided on the books of the Borrower.
20.3    Compliance
Comply with all Requirements of Law except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect on its ability to perform its obligations under the Finance Documents; and comply in all material respects with Sanctions.

20.4    Audited financial statements
Beginning with the fiscal year commencing in 2021, furnish to the Agent in sufficient number for each Lender as soon as available, but in any event within one hundred and twenty (120) days after the end of each fiscal year of the Borrower, audited financial statements consisting of the balance sheet of the Borrower as of the end of such year and the related statements of income and retained earnings and statements of cash flow for such year, setting forth in each case in comparative form the corresponding figures for the previous fiscal year, certified by independent certified public accountants satisfactory to the Agent to the effect that such financial statements fairly present in all material respects the financial condition and results of operations of the Borrower in accordance with GAAP consistently applied.
20.5    Unaudited financial statements
Beginning with the fiscal year commencing in 2021, furnish to the Agent as soon as available but in any event within sixty (60) days after the end of each of the first three quarters for each fiscal year of the Borrower, unaudited financial statements consisting of a balance sheet of the Borrower as at the end of such quarter and a statement of income and retained earnings for such quarter, setting forth (in the case of financial statements furnished for calendar quarters subsequent to the first full calendar year of the Borrower) in comparative form the corresponding figures for the corresponding quarter of the preceding fiscal year.
20.6    Financial statements certificate
Furnish, or cause to be furnished, to the Agent together with the financial statements required pursuant to Clause 20.4 (Audited financial statements) and Clause 20.5 (Unaudited financial statements) a certificate of a Responsible Officer of the Borrower stating (a) that the attached financial statements have been prepared in accordance with GAAP and accurately reflect the financial condition of the Borrower and (b) that the Borrower is in compliance with Clause 20.9 (Proceeds) as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be.
20.7    Corporate existence, Conduct of business
(a)    Except as otherwise permitted by the Finance Documents, preserve, renew and keep in full force and effect its corporate existence; and
(b)    take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business.
20.8    Notification of default
Notify the Agent of any:
(a)    Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence, and
(b)    development or event which has had, or which the Borrower in its good faith judgement believes will have, a Material Adverse Effect.

20.9    Proceeds
Use the proceeds from the Loans hereunder for general corporate purposes.
20.10    Notification of Applicable Rating
Promptly notify the Agent of any change in an Applicable Rating.
20.11    Sanctions Investigations
Promptly upon a Responsible Officer of the Borrower becoming aware that the Borrower has received formal notice that it has become subject of any action or investigation under any Sanctions, the Borrower shall, to the extent permitted by law, supply to the Agent details of any such action or investigation.
20.12    Anti-Money Laundering Information
Upon the reasonable request of the Agent, the Borrower shall provide to the Agent the information so requested, to the extent such information is available to the Borrower, in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act, in each case in accordance with the Borrower’s past practices.
20.13    Provision and contents of Sustainability Certificate
(a)    The Borrower shall supply a Sustainability Certificate to the Agent on an annual basis, with the first Sustainability Certificate being supplied by the date falling no later than 120 days from 31 December 2021 and, thereafter, each subsequent Sustainability Certificate being supplied by the date falling no later than 120 days from 31 December of each subsequent year (the "Sustainability Certificate Due Date").
(b)    Each Sustainability Certificate shall be signed by an authorised signatory of the Borrower and shall:
(i)    certify the score of each Sustainability Performance Target;
(ii)    certify the associated third party verifications for each applicable Sustainability Performance Target detailed in the Sustainability Benchmark; and
(iii)    append evidence of the third party verification for each relevant Sustainability Performance Target.
20A.    Changes to Sustainability Performance Targets and Sustainability Benchmark
(a)    If the Borrower (acting reasonably) determines that:
(i)    there have been any substantive changes applicable to the methodology or standards set out in the Sustainability Benchmark or the application of the same by the Borrower due to wider industry standards or any applicable Requirement of Law; or
(ii)    any change has been made in respect of wider industry standards, any applicable Requirement of Law or the portfolio of assets owned by the Parent or any of its Subsidiaries that has any substantive effect on the calculation of any Sustainability Performance Target or the Sustainability Benchmark,

then the Borrower shall submit a proposal (the "Proposal") to the Lenders (via the Agent) setting out the changes requested by the Borrower to be made to the Sustainability Performance Targets and the Sustainability Benchmark (including, but not limited to, the calculation and level of each Sustainability Performance Target) to that existing as at the date of this Agreement. The Lenders shall consider the Proposal in good faith.
(b)    If by the date falling no later than ninety (90) days after the date of delivery of the Proposal to the Agent (the "Variation End Date"), the Borrower and the Agent (acting on the instructions of the Majority Lenders) have agreed to certain changes to the Sustainability Benchmark and/or any Sustainability Performance Targets (together, the "Varied Targets"), such changes shall take effect on and from the Variation End Date and be binding on all the Parties.
(c)    Subject to Clauses 20A(d) and 20A(e) below, if by the Variation End Date no agreement has been reached on the Proposal, then on and from the Variation End Date:
(i)    the relevant Sustainability Performance Target (the "Discontinued Targets") shall be deemed to no longer apply;
(ii)    no further Sustainability Margin Adjustments shall be made in respect of the Discontinued Target; and
(iii)    the provisions of Clause 19.21 (Sustainability Certificate), Clause 20.13 (Provisions and Contents of Sustainability Certificate), Clause 20A (Changes to Sustainability Performance Targets and Sustainability Benchmarks), Clause 24.11 (Sustainability), paragraph 2 (Sustainability Adjustments) of Schedule 1 (Applicable Margin), Schedule 2 (Sustainability Benchmarks) and Schedule 9 (Form of Sustainability Certificate) shall no longer apply or be operative in respect of the Discontinued Target.
(d)    Clause 20A(c) shall not apply to a Sustainability Performance Target if the Borrower, by notification to the Agent, withdraws the Proposal in respect of that Sustainability Performance Target at any time prior to the Variation End Date.
(e)    For the avoidance of any doubt, the cessation of a Discontinued Target pursuant to Clause 20A(c) above shall not impact the continuation of any Varied Targets and any other Sustainability Performance Targets that were not relevant to the Proposal.
(f)    (i) The Baseline 2020 set forth for Sustainability Performance Target 1 set forth in Schedule 2 may be recalculated in accordance with the GHG Protocol Corporate Accounting and Reporting Standard (“GHG Protocol”) by the Borrower without the consent of the Agent or any of the Lenders to reflect any material change in:
(A)    the methodology of calculation of any Sustainability Performance Target,
(B)    a regulation which is relevant to the determination of any Sustainability Performance Target,
(C)    the data due to better data accessibility or discovery of data errors, or

(D)    the perimeter of the Parent and its Subsidiaries as a result of any acquisition, amalgamation, demerger, merger, corporate reconstruction, divestiture or disposal, where any such change, taken individually or in aggregate, has a significant impact on the levels of any Sustainability Performance Target.
(ii)    In the event an updated version of the GHG Protocol is published, the Borrower may elect, in its sole discretion, to apply such revised version for the purposes of calculating Scope 1 and Scope 2 emissions for Sustainability Performance Target 1 without the consent of the Agent or any of the Lenders.
(iii)    In all cases, the revised or updated Baseline 2020, should be accompanied by an assurance letter from a third-party verification provider.
21.    NEGATIVE COVENANTS
The covenants in this Clause 21 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.
The Borrower will not:
21.1    Negative Pledge
Contract for, create, incur, assume or suffer to exist any Lien, security interest, charge or other encumbrance of any nature upon any of its property or assets, whether now owned or hereafter acquired (except for any Lien arising by virtue of the maintenance of a credit balance on any bank account by the Borrower pursuant to the general terms and conditions of the bank with which such account is held).
21.2    Indebtedness
Create, incur, assume or suffer to exist any Indebtedness, whether current or funded, or any other liability except Permitted Indebtedness.
21.3    Loans and Guarantees
Except for loans made to any Subsidiary of the Parent, make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any assets, stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person.
21.4    Merger
Enter into any amalgamation, merger, consolidation, joint venture, syndicate or other form of combination with any Person, or sell, lease or transfer or otherwise dispose of any of its assets or receivables or purchase any asset.

21.5    Other Agreements
Enter into or be a party to any agreement or instrument other than the Finance Documents and any agreement or instrument related to the incurrence of Permitted Indebtedness.
21.6    Expenditure
Except as permitted by any Finance Document, make any expenditure (by long-term or operating lease or otherwise), excluding those relating to foreclosure, for capital assets (both realty and personality), unless such expenditure is approved in writing by the Agent.
21.7    Restriction of business
Engage in any business or enterprise or enter into any material transaction other than as contemplated by the Finance Documents.
21.8    Constitutional Documents
Amend its constitutional documents in any material respect without the prior written consent of the Agent.
21.9    Hedge Agreements
Enter into any Hedge Agreement other than Hedge Agreements entered into in the ordinary course of business to hedge or mitigate risks directly arising from its borrowings under this Agreement or other Permitted Indebtedness.
21.10    Use of proceeds
Knowingly permit or authorise any other person to, directly or indirectly, use, lend, make payments of, contribute or otherwise make available, all or any part of the proceeds of the Facility or other transactions contemplated by this Agreement (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA or any other applicable anti-corruption law, (ii) to fund any trade, business or other activities involving or for the benefit of any Restricted Person except as otherwise permitted or authorized by Sanctions or Sanctions Authorities, including, without limitation, as authorized by OFAC general or specific license, or (iii) in any other manner that would result in any Obligor or the Finance Parties being in breach of any Sanctions or becoming a Restricted Person.
21.11    Limited Purpose
The Borrower shall not engage in any business or enterprise or enter into or be a party to any transaction or agreement other than in connection with (i) borrowing under the Commitments hereunder, (ii) the incurrence of other Permitted Indebtedness, (iii) the entering into of Hedge Agreements relating to the Commitments hereunder or the other Permitted Indebtedness having a notional amount not exceeding the aggregate principal amount of such Commitments and such other Permitted Indebtedness then outstanding and (iv) the use of the net proceeds from the borrowings hereunder or the other Permitted Indebtedness to either increase its investments in intercompany loans or to repurchase, redeem or repay the borrowings hereunder or other Permitted Indebtedness outstanding from time to time or pay expenses incurred in connection with such Permitted Indebtedness.

22.    ACKNOWLEDGEMENT
(a)    Each Party acknowledges and agrees that the Borrower does not:
(i)    represent under Clause 19.20 (Sanctions); nor
(ii)    undertake under Clause 21.10 (Use of proceeds),
in favour of DZ Bank AG Deutsche Zentral-Genossenschaftsbank New York Branch ("DZ"), and DZ shall not have any rights thereunder. Furthermore, DZ shall be deemed not to be a party to the provisions of Clause 19.20 (Sanctions) or Clause 21.10 (Use of proceeds).
(b)    Each Party further acknowledges that the representations and warranties included in Clause 19.20 (Sanctions) given by, and the undertaking included in Clause 21.10 (Use of proceeds) of, the Borrower to any Lender resident in Germany (Inländer) within the meaning of Section 2 Paragraph 15 of the German Foreign Trade and Payments Regulation ("AWV") are made only to the extent that such Lender would be permitted to make or receive such representations and warranties or undertakings, as applicable, pursuant to Section 7 of the AWV.
(c)    Each Party further acknowledges that the representations and warranties included in Clause 19.20 (Sanctions) and the undertaking included in Clause 21.10 (Use of proceeds) shall be given by and apply to the Borrower for the benefit of any Finance Party only to the extent that giving, complying with or receiving the benefit of (as applicable) such representation or undertaking does not result in any violation of any Blocking Regulation.
23.    PATRIOT ACT NOTICE
Each Finance Party hereby notifies the Borrower that, pursuant to the requirements of the PATRIOT Act, it may be required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Finance Party to identify the Borrower in accordance with the PATRIOT Act.
24.    EVENTS OF DEFAULT
Each of the events set out in Clauses 24.1 (Non-payment) to 24.10 (Tax Status) (inclusive) is an Event of Default.
24.1    Non-payment
Any Obligor shall fail to pay any principal of any Loan when due in accordance with the terms hereof or any Obligor shall fail to pay any interest on any Loan or any other amount payable hereunder or under any other Finance Document, unless such failure to pay is caused by administrative or technical error and payment is made within 5 Business Days of its due date; or
24.2    Misrepresentation
Any representation or warranty made or deemed made by the Borrower herein or by the Borrower or the Parent in any other Finance Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Finance Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

24.3    Other Obligations
(a)    The Borrower shall default in the observance or performance of any agreement contained in Clause 21 (Negative Covenants) of this Agreement or the Parent shall default in the observance or performance of any agreement contained in Sections 8.1(c), 8.1(g)(i), 8.1(h) or 8.2 of the Parent Guarantee; or
(b)    the Borrower or the Parent shall default in the observance or performance of any other agreement contained in this Agreement or any other Finance Document (other than as provided in Clause 24.1 (Non-payment) or paragraph (a) above), and if capable of being remedied such default shall continue unremedied for a period of 30 days after the earlier of (i) the date on which a Responsible Officer of the Borrower or the Parent has knowledge of such default and (ii) the Borrower or the Parent receives written notice thereof from the Agent or the Majority Lenders; or
24.4    Cross default
The Borrower or any other member of the Group shall:
(a)    default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or
(b)    default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or
(c)    default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable;
provided that:
(i)    a default, event or condition described in paragraphs (a), (b) or (c) of this Clause 24.4 shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in paragraphs (a), (b) or (c) of this Clause 24.4 shall have occurred and be continuing with respect to Indebtedness, the outstanding principal amount of which together exceeds in the aggregate $100,000,000; and
(ii)    this paragraph (c) shall be deemed inapplicable if the occurrence of such event or condition referred to above gives rise to an obligation to make a mandatory prepayment without further demand of any person on terms agreed prior to the occurrence of such event or condition; or
24.5    Insolvency and Insolvency Proceedings
(a)    Any member of the Group shall commence any case, proceedings or other action (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganisation or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganisation, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee in bankruptcy, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any member of the Group shall make a general assignment for the benefit of its creditors; or
(b)    there shall be commenced against any member of the Group any case, proceeding or other action of a nature referred to in paragraph (a) above that (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged or unbonded for a period of 60 days; or
(c)    there shall be commenced against any member of the Group any case, proceeding or other action seeking issuance of a warrant of expropriation, attachment, sequestration, distress, execution, distrait or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or
(d)    any member of the Group shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in paragraphs (a), (b), or (c) above; or
(e)    any member of the Group shall generally not, or shall be unable to, or shall admit in writing its inability to pay its debts as they become due.
24.6    Final Judgement against Group
One or more final judgements or orders shall be entered against any member of the Group involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $100,000,000 or more, and all such final judgements or orders shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or
24.7    Unlawfulness
It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents; or
24.8    Repudiation
An Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document; or
24.9    Effectiveness
Any of the Finance Documents shall cease, for any reason, to be in full force and effect or the Borrower or the Parent shall so assert in writing; or
24.10    Tax Status
A notice under Section 36 Dutch Tax Collection Act (Invorderingswet 1990) has been given by any member of the Group.

24.11    Sustainability
No Event of Default shall occur by reason only of a failure by the Borrower to comply with Clause 19.21 (Sustainability Certificate) or Clause 20.13 (Provision and contents of Sustainability Certificate).
24.12    Acceleration
On and at any time after the occurrence of an Event of Default (which is continuing) the Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrower:
(a)    cancel the Total Commitments whereupon they shall immediately be cancelled; and/or
(b)    declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable, provided that if an Event of Default under Clause 24.5 (Insolvency and Insolvency Proceedings) shall occur in respect of the Group, then without notice or any other act by the Agent or any other person, the Loans, interest thereon and all other amounts owed under the Finance Documents shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are expressly waived.
25.    USE OF WEBSITES
25.1
(a)    The Borrower may satisfy its obligation to deliver any public information to the Lenders by posting this information onto an electronic website designated by the Borrower and the Agent (the "Designated Website") by notifying the Agent (i) of the address of the website together with any relevant password specifications and (ii) that such information has been posted on the website.
(b)    In any event the Borrower shall supply the Agent with one copy in paper form of any information which is posted onto the website.
25.2    The Agent shall supply each Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Borrower and the Agent.
25.3    The Borrower shall promptly upon becoming aware of its occurrence notify the Agent if:
(a)    the Designated Website cannot be accessed due to technical failure;
(b)    the password specifications for the Designated Website change;
(c)    any new information which is required to be provided under this Agreement is posted onto the Designated Website;
(d)    any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(e)    the Borrower becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.
If the Borrower notifies the Agent under paragraph (a) or paragraph (e) above, all information to be provided by the Borrower under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent is satisfied that the circumstances giving rise to the notification are no longer continuing.
25.4    "Know your customer" checks
(a)    If:
(i)    the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;
(ii)    any change in the status of an Obligor or the composition of the shareholders of an Obligor after the date of this Agreement; or
(iii)    a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Agent or any Lender (or, in the case of sub-paragraph (iii) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in sub-paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in sub-paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.
(b)    Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

CHANGES TO PARTIES
26.    CHANGES TO THE LENDERS
26.1    Assignments and transfers by the Lenders
Subject to this Clause 26, a Lender (the "Existing Lender") may:
(a)    assign any of its rights; or
(b)    transfer by novation any of its rights and obligations,
to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the "New Lender").
26.2    Conditions of assignment or transfer
(a)    The consent of the Borrower (not to be unreasonably withheld or delayed) is required for an assignment or transfer by a Lender, unless the assignment or transfer is to another Lender or an Affiliate of a Lender, or is made at a time when an Event of Default has occurred and has not been waived.
(b)    The Borrower will be deemed to have given its consent five Business Days after the Lender has requested it unless consent is expressly refused by the Borrower within that time.
(c)    An assignment will only be effective:
(i)    on receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender; and
(ii)    performance by the Agent of all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.
(d)    A transfer will only be effective if the procedure set out in Clause 26.5 (Procedure for transfer) is complied with.
(e)    If:
(i)    a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and
(ii)    as a result of circumstances existing at the date the assignment, transfer or change occurs, the Borrower would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 14 (Tax gross-up and indemnities) or Clause 15 (Increased costs), then, notwithstanding anything to the contrary contained in any Finance Document, the Borrower shall not be required to increase any amounts payable to a New Lender (in the case of an assignment or a transfer) or Lender (in the case of a change in Facility Office) pursuant to those Clauses except to the extent the Lender making such assignment or transfer or change in Facility Office was entitled, at the time of such assignment or transfer or change in Facility Office, to receive additional amounts from the Borrower with respect to such Clauses.
(f)    An assignment or transfer of part (but not all) of a Lender's Commitment and Loans must (unless such transfer or assignment is to an Existing Lender or is made at a time when an Event of Default has occurred and is continuing) be in a minimum aggregate amount of $10,000,000.
(g)    Without prejudice to paragraph (f) above, the amount transferred to a New Lender in relation to a Loan or a Commitment shall be at least the dollar equivalent of EUR100,000 or, if it is less, the New Lender shall confirm in writing to the Borrower that it is a PMP.
(h)    The Borrower hereby designates the Agent to serve as the Borrower’s agent, solely for the purpose of this paragraph (h), to maintain a register (the "Register") on which the Agent will record each Lender’s Commitment, the Loans made by each Lender and each repayment in respect of the principal amount of the Loans of each Lender and annexed to which the Agent shall retain a copy of each Transfer Certificate delivered to the Agent pursuant to this Clause 26 (Changes to the Lenders). Failure to make any recordation, or any error in such recordation, shall not affect the Borrower’s obligations in respect of such Loans. The entries in the Register shall be conclusive (provided, however, that any failure to make any recordation or any error in such recordation shall be corrected by the Agent upon notice or discovery thereof), and the Borrower, the Agent and the Lenders shall treat each Person in whose name a Loan is registered as the Lender thereof for all purposes of this Agreement, notwithstanding notice or any provision herein to the contrary. A Lender’s Commitment and the Loans made pursuant thereto may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer in the Register. Any assignment or transfer of a Lender’s Commitment or the Loans made pursuant thereto shall be registered in the Register only upon delivery to the Agent of a Transfer Certificate duly executed by the assignor thereof. No assignment or transfer of a Lender’s Commitment or the Loans made pursuant thereto shall be effective unless such assignment or transfer shall have been recorded in the Register by the Agent, acting promptly, as provided in this paragraph (h). The Agent shall supply a copy of the Register to the Borrower upon request. It is intended that the procedures described in this paragraph (h) will cause the Loans to be treated as being in "registered form" within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code of 1986, as amended.
26.3    Assignment or transfer fee
The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of $3,000.
26.4    Limitation of responsibility of Existing Lenders
(a)    Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:
(i)    the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;
(ii)    the financial condition of any Obligor;

(iii)    the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or
(iv)    the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document, and any representations or warranties implied by law are excluded.
(b)    Each New Lender confirms to the Existing Lender and the other Finance Parties that it:
(i)    has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of any member of the Group and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and
(ii)    will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.
(c)    Nothing in any Finance Document obliges an Existing Lender to:
(i)    accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 26; or
(ii)    support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.
26.5    Procedure for transfer
(a)    Subject to the conditions set out in Clause 26.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (b) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.
(b)    The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.
(c)    On the Transfer Date:
(i)    to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the "Discharged Rights and Obligations");

(ii)    each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;
(iii)    the Agent, the Arrangers, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Existing Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arrangers and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and
(iv)    the New Lender shall become a Party as a "Lender".
26.6    Security over Lenders' rights
In addition to the other rights provided to Lenders under this Clause 26 (Changes to the Lenders), each Lender may without consulting with or obtaining consent from the Borrower, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:
(a)    any charge, assignment or other Security to secure obligations to a federal reserve or central bank or government authority, department or agency including HM Treasury or equivalent or any other authorised government body; and
(b)    in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:
(i)    release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or
(ii)    require any payments to be made by the Borrower other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.
27.    CHANGES TO THE BORROWER
The Borrower may not assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

THE FINANCE PARTIES
28.    ROLE OF THE AGENT AND THE ARRANGERS AND THE REFERENCE BANKS
28.1    Appointment of the Agent
(a)    Each other Finance Party appoints the Agent to act as its agent under and in connection with the Finance Documents.
(b)    Each other Finance Party authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.
28.2    Instructions
(a)    The Agent shall:
(i)    unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by:
(A)    all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and
(B)    in all other cases, the Majority Lenders; and
(ii)    not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above.
(b)    The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion. The Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.
(c)    Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.
(d)    The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.
(e)    In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.
(f)    The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

28.3    Duties of the Agent
(a)    The Agent's duties under the Finance Documents are solely mechanical and administrative in nature.
(b)    The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.
(c)    Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.
(d)    If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.
(e)    If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or the Arrangers) under this Agreement it shall promptly notify the other Finance Parties.
(f)    The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).
28.4    Role of the Arrangers and Sustainability Co-ordinators
Except as specifically provided in the Finance Documents, the Arrangers and Sustainability Co-ordinators have no obligations of any kind to any other Party under or in connection with any Finance Document.
28.5    No fiduciary duties
(a)    Nothing in any Finance Document constitutes the Agent or the Arrangers or the Sustainability Co-ordinators as a trustee or fiduciary of any other person.
(b)    None of the Agent, Arrangers or Sustainability Co-ordinators shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.
28.6    Business with the Group
The Agent, the Arrangers and the Sustainability Co-ordinators may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.
28.7    Rights and discretions
(a)    The Agent may:
(i)    rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;
(ii)    assume that:
(A)    any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and

(B)    unless it has received notice of revocation, that those instructions have not been revoked; and
(iii)    rely on a certificate from any person;
(A)    as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or
(B)    to the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.
(b)    The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:
(i)    no Default has occurred (unless it has actual knowledge of a Default arising under Clause 24.1 (Non-payment));
(ii)    any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; and
(iii)    any notice or request made by the Borrower (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors.
(c)    The Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.
(d)    Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be necessary.
(e)    The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.
(f)    The Agent may act in relation to the Finance Documents through its officers, employees and agents.
(g)    Unless a Finance Document expressly provides otherwise the Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.
(h)    Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger is obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.
(i)    Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.
28.8    Responsibility for documentation
None of the Agent, Arrangers or Sustainability Co-ordinators shall be responsible or liable for:
(a)    the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, an Arranger, a Sustainability Co-ordinator, an Obligor or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;
(b)    the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or
(c)    any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.
28.9    No duty to monitor
The Agent shall not be bound to enquire:
(a)    whether or not any Default has occurred;
(b)    as to the performance, default or any breach by any Party of its obligations under any Finance Document; or
(c)    whether any other event specified in any Finance Document has occurred.
28.10    Exclusion of liability
(a)    Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent), the Agent will not be liable for:
(i)    any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct;
(ii)    exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document, other than by reason of its gross negligence or wilful misconduct; or
(iii)    without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation, for negligence or any other category of liability whatsoever but not including any claim based on the gross negligence or wilful misconduct of the Agent) arising as a result of:
(A)    any act, event or circumstance not reasonably within its control; or
(B)    the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.
(b)    No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this Clause subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Act.
(c)    The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.
(d)    Nothing in this Agreement shall oblige the Agent or the Arranger to carry out:
(i)    any "know your customer" or other checks in relation to any person; or
(ii)    any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender or for any Affiliate of any Lender, on behalf of any Lender, and each Lender confirms to the Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arranger.
(e)    Without prejudice to any provision of any Finance Document excluding or limiting the Agent's liability, any liability of the Agent arising under or in connection with any Finance Document shall be limited to the amount of actual loss which has been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages.

28.11     Lenders' indemnity to the Agent
Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document, and provided that such Lender indemnification shall not affect any Obligor's reimbursement obligations to such Lender under any Finance Document).
28.12    Resignation of the Agent
(a)    The Agent may resign and appoint one of its Affiliates acting through an office as successor by giving notice to the Lenders and the Borrower.
(b)    Alternatively the Agent may resign by giving notice to the Lenders and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Agent.
(c)    If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Agent (after consultation with the Borrower) may appoint a successor Agent.
(d)    The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.
(e)    The Agent's resignation notice shall only take effect upon the appointment of a successor.
(f)    Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (d) above) but shall remain entitled to the benefit of Clause 16.3 (Indemnity to the Agent) and this Clause 28 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.
(g)    After consultation with the Borrower, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above.
(h)    The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:
(i)    the Agent fails to respond to a request under Clause 14.7 (FATCA Information) and the Borrower or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)    the information supplied by the Agent pursuant to Clause 14.7 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or
(iii)    the Agent notifies the Borrower and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date, and (in each case) the Borrower or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Borrower or that Lender, by notice to the Agent, requires it to resign.
28.13    Replacement of the Agent
(a)    With the consent of the Borrower (not to be unreasonably withheld or delayed), the Majority Lenders may, by giving 30 days' notice to the Agent (or, at any time the Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace the Agent by appointing a successor Agent.
(b)    The Borrower will be deemed to have given its consent five Business Days after the Lenders have requested it unless consent is expressly refused by the Borrower within that time.
(c)    The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.
(d)    The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent. As from such date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 28.13 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).
(e)    Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.
28.14    Confidentiality
(a)    In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.
(b)    If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.
28.15    Relationship with the Lenders
The Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent's principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(a)    entitled to or liable for any payment due under this Agreement on that day; and
(b)    entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five Business Days' prior notice from that Lender to the contrary in accordance with the terms of this Agreement.
28.16    Credit appraisal by the Lenders
Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and the Arrangers that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:
(a)    the financial condition, status and nature of each member of the Group;
(b)    the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;
(c)    whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and
(d)    the adequacy, accuracy or completeness of any information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.
28.17    Deduction from amounts payable by the Agent
If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.
28.18    Role of Reference Banks
(a)    No Reference Bank is under any obligation to provide a quotation or any other information to the Agent.
(b)    No Reference Bank will be liable for any action taken by it under or in connection with any Finance Document, or for any Reference Bank Quotation, unless directly caused by its gross negligence or wilful misconduct.

(c)    No Party (other than the relevant Reference Bank) may take any proceedings against any officer, employee or agent of any Reference Bank in respect of any claim it might have against that Reference Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, or to any Reference Bank Quotation, and any officer, employee or agent of each Reference Bank may rely on this Clause 28.18 subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Act.
28.19    Third party Reference Banks
A Reference Bank which is not a Party may rely on Clause 28.18 (Role of Reference Banks), Clause 37.3 (Other exceptions) and Clause 39 (Confidentiality of Reference Bank Quotations) subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Act.
29.    CONDUCT OF BUSINESS BY THE FINANCE PARTIES
No provision of this Agreement will:
(a)    interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;
(b)    oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or
(c)    oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.
30.    SHARING AMONG THE FINANCE PARTIES
30.1    Payments to Finance Parties
If a Finance Party (a "Recovering Finance Party") receives or recovers any amount from an Obligor other than in accordance with Clause 31 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then:
(a)    the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;
(b)    the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 31 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and
(c)    the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 31.6 (Partial payments).
30.2    Redistribution of payments
The Agent shall treat the Sharing Payment as if it had been paid by the Borrower and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 31.6 (Partial payments).

30.3    Recovering Finance Party's rights
(a)    On a distribution by the Agent under Clause 30.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.
(b)    If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the Borrower shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.
30.4    Reversal of redistribution
If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:
(a)    each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 30.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and
(b)    that Recovering Finance Party's rights of subrogation in respect of any reimbursement shall be cancelled and the Borrower will be liable to the reimbursing Finance Party for the amount so reimbursed.
30.5    Exceptions
(a)    This Clause 30 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the Borrower.
(b)    A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:
(i)    it notified that other Finance Party of the legal or arbitration proceedings; and
(ii)    that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

ADMINISTRATION
31.    PAYMENT MECHANICS
31.1    Payments to the Agent
On each date on which the Borrower or a Lender is required to make a payment under a Finance Document, the Borrower or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in dollars in the place of payment.
31.2    Distributions by the Agent
Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 31.3 (Distributions to the Borrower), Clause 31.4 (Clawback) and Clause 28.17 (Deduction from amounts payable by the Agent) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice.
31.3    Distributions to the Borrower
The Agent may (with the consent of the Borrower or in accordance with Clause 32 (Set-off)) apply any amount received by it for the Borrower in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Borrower under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.
31.4    Clawback
(a)    Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.
(b)    Unless paragraph (c) below applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.
(c)    If the Agent is willing to make available amounts for the account of the Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to the Borrower:
(i)    the Borrower shall on demand refund it to the Agent; and
(ii)    the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower shall within three Business Days from demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

31.5    Impaired Agent
(a)    If, at any time, the Agent becomes an Impaired Agent, the Borrower or a Lender which is required to make a payment under the Finance Documents to the Agent in accordance with Clause 31.1 (Payments to the Agent) may instead either pay that amount direct to the required recipient or pay that amount to an interest-bearing account held with an Acceptable Bank within the meaning of paragraph (a) of the definition of "Acceptable Bank" and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Borrower or the Lender making the payment and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents. In each case such payments must be made on the due date for payment under the Finance Documents.
(b)    All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the beneficiaries of that trust account pro rata to their respective entitlements.
(c)    A Party which has made a payment in accordance with this Clause 31.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.
(d)    Promptly upon the appointment of a successor Agent in accordance with Clause 28.13 (Replacement of the Agent), each Party which has made a payment to a trust account in accordance with this Clause 31.5 shall give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution in accordance with Clause 31.2 (Distributions by the Agent).
31.6    Partial payments
(a)    If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by the Borrower under the Finance Documents, the Agent shall apply that payment towards the obligations of the Borrower under the Finance Documents in the following order:
(i)    first, in or towards payment pro rata of any unpaid amount owing to the Agent and the Arrangers under the Finance Documents;
(ii)    secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;
(iii)    thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and
(iv)    fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.
(b)    The Agent shall, if so directed by the Majority Lenders, vary the order set out in sub-paragraphs (a)(ii) to (a)(iv) above.
(c)    Paragraphs (a) and (b) above will override any appropriation made by the Borrower.

31.7    No set-off by the Borrower
All payments to be made by the Borrower under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.
31.8    Business Days
(a)    Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made:
(i)    in respect of a payment due on the Final Maturity Date, on the preceding Business Day; or
(ii)    in respect of a payment due on any other date, on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).
(b)    During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.
31.9    Currency of account
(a)    Subject to paragraphs (b) to (e) below, dollars is the currency of account and payment for any sum due from the Borrower under any Finance Document.
(b)    A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date.
(c)    Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.
(d)    Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.
(e)    Any amount expressed to be payable in a currency other than dollars shall be paid in that other currency.
32.    SET-OFF
A Finance Party may set off any matured obligation due from the Borrower under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.
33.    NOTICES
33.1    Communications in writing
Except as otherwise provided in Clause 25 (Use of Websites), any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax, letter or e-mail, provided that in the case of e-mail a copy of the communication is also delivered to the Agent by fax or post.
33.2    Addresses
The address and fax number and e-mail address, if applicable, (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:
(a)    in the case of the Borrower, that identified with its name below;
(b)    in the case of each Lender, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and
(c)    in the case of the Agent, that identified with its name below, or any substitute address, fax number, e-mail address or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days' notice.
The Borrower
Address:    1391 Timberlake Manor Parkway
Chesterfield, Missouri 63017
United States of America
Attention:    Treasurer
Email:         blm.treasuryoperations@bunge.com
Fax:        (636) 292 4029
with a copy to:
Name:        Bunge Limited
Address:    1391 Timberlake Manor Parkway
Chesterfield, Missouri 63017
United States of America
Attention:    Treasurer
Email:        blm.treasuryoperations@bunge.com
Fax:        (636) 292 4029
The Agent
Address:     Credit Agricole Corporate and Investment Bank
12 Place des Etats Unis
CS 70052
92547 Montrouge Cedex

Tel:         +33 1 41 89 29 93 / +33 1 41 89 17 92
Email:          julien.verhaeghe@ca-cib.com / mariam.ramli@ca-cib.com
Attention:    Julien VERHAEGHE / Mariam RAMLI

33.3    Delivery
(a)    Except as otherwise provided in Clause 25 (Use of Websites), any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:
(i)    if by way of fax, when received in legible form;
(ii)    if by way of e-mail, when actually received in legible form and addressed in the manner specified by the recipient; or
(iii)    if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;
and, if a particular department or officer is specified as part of its address details provided under Clause 33.2 (Addresses), if addressed to that department or officer.
(b)    Except as otherwise provided in Clause 25 (Use of Websites), any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent's signature below (or any substitute department or officer as the Agent shall specify for this purpose).
(c)    All notices from or to the Borrower shall be sent through the Agent.
33.4    Notification of address and fax number
Promptly upon changing its own address or fax number, the Agent shall notify the other Parties.
33.5    Communication when Agent is Impaired Agent
If the Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Agent has been appointed.
33.6    Electronic communication
(a)    Any communication to be made between the Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means (including without limitation, by way of posting to a secure website) if those two Parties:
(i)    notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and
(ii)    notify each other of any change to their address or any other such information supplied by them.

(b)    Any such electronic communication as specified in paragraph (a) above to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication.
(c)    Any such electronic communication as specified in paragraph (a) above made between any two Parties will be effective only when actually received (or made available) in readable form and in the case of any electronic communication made by a Party to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.
(d)    Any electronic communication which becomes effective, in accordance with paragraph (c) above, after 5:00 p.m. in the place in which the Party to whom the relevant communication is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.
(e)    Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this Clause 33.6.
33.7    English language
(a)    Any notice given under or in connection with any Finance Document must be in English.
(b)    All other documents provided under or in connection with any Finance Document must be:
(i)    in English; or
(ii)    if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.
34.    CALCULATIONS AND CERTIFICATES
34.1    Accounts
In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.
34.2    Certificates and Determinations
Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.
34.3    Day count convention and interest calculation
(a)    Any interest, commission or fee accruing under a Finance Document will accrue from day to day and the amount of any such interest, commission or fee is calculated:

(i)    on the basis of the actual number of days elapsed and a year of 360 days (or, in any case where the practice in the Relevant Market differs, in accordance with that market practice); and
(ii)    subject to paragraph (b) below, without rounding.
(b)    The aggregate amount of any accrued interest, commission or fee which is, or becomes, payable by an Obligor under a Finance Document shall be rounded to 2 decimal places.
35.    PARTIAL INVALIDITY
If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.
36.    REMEDIES AND WAIVERS
No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any Finance Document on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.
37.    AMENDMENTS AND WAIVERS
37.1    Required consents
(a)    Subject to Clause 37.2 (Exceptions) and Clause 37.3 (Other Exceptions) any term of this Agreement may be amended or waived only with the consent of the Majority Lenders and the Borrower and any such amendment or waiver will be binding on all Parties.
(b)    The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.
37.2    Exceptions
Subject to Clause 37.4 (Changes to reference rates) an amendment or waiver of any term of any Finance Document that has the effect of changing or which relates to:
(a)    the definition of "Majority Lenders" in Clause 1.1 (Definitions);
(b)    an extension to the date of payment of any amount under this Agreement;
(c)    subject to Clause 20A (Changes to Sustainability Performance Targets and Sustainability Benchmark), a reduction in the Applicable Margin or the Sustainability Premium, an increase in the Sustainability Discount or a reduction in the amount of any payment of principal, interest, fees or commission payable;
(d)    a change in currency of payment of any amount under the Finance Documents;

(e)    except as provided in Clause 2.2 (Accordion Increase), an increase in or an extension of any Commitment or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the Facility;
(f)    a change to the Borrower;
(g)    any provision which expressly requires the consent of all the Lenders;
(h)    Clause 2.3 (Finance Parties' rights and obligations), Clause 21.4 (Merger), Clause 5.1 (Delivery of a Utilisation Request), Clause 8.1 (Illegality), Clause 8.2 (Change of control), Clause 22 (Acknowledgment), Clause 266 (Changes to the Lenders), Clause 27 (Changes to the Borrower), Clause 30 (Sharing among the Finance Parties), this Clause 37, Clause 42 (Governing law) or Clause 43.1 (Jurisdiction); or
(i)    any release of the Parent Guarantee or change to the Guarantor (as defined therein), shall not be made without the prior consent of all the Lenders.
37.3    Other Exceptions
An amendment or waiver which relates to the rights or obligations of the Agent or the Arrangers or a Reference Bank (each in their capacity as such) may not be effected without the consent of the Agent, that Reference Bank or the Arrangers, as the case may be.
37.4    Changes to reference rates
(a)    Subject to Clause 37.3 (Other exceptions), if a Published Rate Replacement Event has occurred in relation to any Published Rate for dollars, any amendment or waiver which relates to:
(i)    providing for the use of a Replacement Reference Rate; and
(ii)
(A)    aligning any provision of any Finance Document to the use of that Replacement Reference Rate;
(B)    enabling that Replacement Reference Rate to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Agreement);
(C)    implementing market conventions applicable to that Replacement Reference Rate;
(D)    providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or
(E)    adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Obligors.
(b)    An amendment or waiver that relates to, or has the effect of, aligning the means of calculation of interest on a Compounded SOFR Rate Loan under this Agreement to any recommendation of a Relevant Nominating Body which:
(i)    relates to the use of a risk-free reference rate on a compounded basis in the international or any relevant domestic syndicated loan markets; and
(ii)    is issued on or after the date of this Agreement,
may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Obligors.
(c)    If any Lender fails to respond to a request for an amendment or waiver described in paragraphs (a) or (b) above within 5 Business Days (unless the Borrower and the Agent agree to a longer time period in relation to any request) of that request being made:
(i)    its Commitment shall not be included for the purpose of calculating the Total Commitments when ascertaining whether any relevant percentage of Total Commitments has been obtained to approve that request; and
(ii)    its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.
(d)    In this Clause 37.4 (Changes to reference rates):
"Published Rate" means:
(i)    the Screen Rate for any Quoted Tenor;
(ii)    Term SOFR for any Quoted Tenor; or
(iii)    an RFR.
"Published Rate Replacement Event" means, in relation to a Published Rate:
(i)    the methodology, formula or other means of determining that Published Rate has, in the opinion of the Majority Lenders and the Obligors, materially changed; or
(ii)
(A)    the administrator of that Published Rate or its supervisor publicly announces that such administrator is insolvent; or
(B)    information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative,

regulatory or judicial body which reasonably confirms that the administrator of that Published Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Published Rate;
(iii)    the administrator of that Published Rate publicly announces that it has ceased or will cease to provide that Published Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Published Rate;
(iv)    the supervisor of the administrator of that Published Rate publicly announces that such Published Rate has been or will be permanently or indefinitely discontinued;
(v)    the administrator of that Published Rate or its supervisor announces that that Published Rate may no longer be used;
(vi)    in the case of the Screen Rate for any Quoted Tenor for LIBOR, the supervisor of the administrator of that Screen Rate makes a public announcement or publishes information:
(A)    stating that that Screen Rate for that Quoted Tenor is no longer, or as of a specified future date will no longer be, representative of the underlying market or the economic reality that it is intended to measure and that representativeness will not be restored (as determined by such supervisor); and
(B)    with awareness that any such announcement or publication will engage certain triggers for fallback provisions in contracts which may be activated by any such pre-cessation announcement or publication; or
(vii)    the administrator of that Published Rate (or the administrator of an interest rate which is a constituent element of that Published Rate) determines that that Published Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:
(A)    the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders and the Obligors) temporary; or
(B)    that Published Rate is calculated in accordance with any such policy or arrangement for a period no less than the period which is set out opposite the relevant Published Rate in Schedule 13 (Published Rate Contingency Period); or
(viii)    in the opinion of the Majority Lenders and the Obligors, that Published Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.
"Replacement Reference Rate" means a reference rate which is:
(i)    formally designated, nominated or recommended as the replacement for a Published Rate by:

(A)    the administrator of that Published Rate (provided that the market or economic reality that such reference rate measures is the same as that measured by that Published Rate); or
(B)    any Relevant Nominating Body,
and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the "Replacement Reference Rate" will be the replacement under paragraph (B) above;
(ii)    in the opinion of the Majority Lenders and the Obligors, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Published Rate; or
(iii)    in the opinion of the Majority Lenders and the Obligors, an appropriate successor to a Published Rate.
37.5    Disenfranchisement of Defaulting Lenders
(a)    For so long as a Defaulting Lender has any Commitment or participations in the Loans, in ascertaining whether Majority Lenders approval has been obtained for any request for a consent, waiver, amendment or other vote under the Finance Documents, that Defaulting Lender's Available Commitment shall be disregarded; provided that a Defaulting Lender's consent will still be required where any consent, waiver, amendment or other vote under the Finance Documents expressly requires the consent of all Lenders.
(b)    For the purposes of this Clause 37.5 (Disenfranchisement of Defaulting Lenders), the Agent may assume that the following Lenders are Defaulting Lenders:
(i)    any Lender which has notified the Agent that it has become a Defaulting Lender;
(ii)    any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a) or (b) of the definition of "Defaulting Lender" has occurred, unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.
37.6    Replacement of a Defaulting Lender
(a)    The Borrower may, at any time a Lender has become and continues to be a Defaulting Lender, by giving at least 5 Business Days' prior written notice to the Agent and such Lender:
(i)    replace such Lender by requiring such Lender to (and such Lender shall) transfer pursuant to Clause 26 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement;
(ii)    require such Lender to (and such Lender shall) transfer pursuant to Clause 26 (Changes to the Lenders) all (and not part only) of the undrawn Commitment of the Lender; or

(iii)    require such Lender to (and such Lender shall) transfer pursuant to Clause 26 (Changes to the Lenders) all (and not part only) of its rights and obligations in respect of the Facility, to a Lender or other bank, financial institution, trust, fund or other entity (a "Substitute Lender") selected by the Borrower, and which (unless the Agent is an Impaired Agent) is acceptable to the Agent (acting reasonably), which confirms its willingness to assume and does assume all the obligations or all the relevant obligations of the transferring Lender (including the assumption of the transferring Lender's participations or unfunded participations (as the case may be) on the same basis as the transferring Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of each Lender's participation in the outstanding Utilisations and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents.
(b)    Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause shall be subject to the following conditions:
(i)    the Borrower shall have no right to replace the Agent;
(ii)    the Defaulting Lender shall not have any obligation to the Borrower to find a Substitute Lender;
(iii)    the transfer must take place no later than 15 Business Days after the notice referred to in paragraph (a) above;
(iv)    in no event shall the Defaulting Lender be required to pay or surrender to the Substitute Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents; and
(v)    the Defaulting Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to that transfer to the Substitute Lender.
(c)    The Defaulting Lender shall perform the checks described in sub-paragraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Borrower when it is satisfied that it has complied with those checks.
38.    CONFIDENTIALITY
38.1    Confidential Information
Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 38.2 (Disclosure of Confidential Information) and Clause 38.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.
38.2    Disclosure of Confidential Information
Any Finance Party may disclose:
(a)    to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, service providers, auditors,

partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;
(b)    to any person:
(i)    to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent and, in each case, to any of that person's Affiliates, Related Funds, Representatives and professional advisers;
(ii)    with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person's Affiliates, Related Funds, Representatives and professional advisers;
(iii)    appointed by any Finance Party or by a person to whom sub-paragraph (b)(i) or (b)(ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf;
(iv)    who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in sub-paragraph (b)(i) or (b)(ii) above;
(v)    to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;
(vi)    to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;
(vii)    to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 26.6 (Security over Lenders' rights);
(viii)    who is an insurer or insurance broker of, or direct or indirect provider of credit protection to that Finance Party or any of its Affiliates or its brokers;
(ix)    who is a Party; or
(x)    with the consent of the Borrower;

in each case, such Confidential Information as that Finance Party shall consider appropriate if:
(A)    in relation to sub-paragraphs (b)(i), (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;
(B)    in relation to sub-paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;
(C)    in relation to sub-paragraphs (b)(v), (b)(vi), (b)(vii) and (b)(viii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;
(c)    to any person appointed by that Finance Party or by a person to whom sub-paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrower and the relevant Finance Party;
(d)    to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors; and
(e)    to any financial information agency such information as may be necessary (but limited to the: names of the Obligors, the country of domicile of the Obligors, the place of incorporation of the Obligors, the sector and business type of the Obligors, the date and governing law of this Agreement, the names of the Agent and the Arrangers, the amount of the Total Commitments, the purpose for which the amounts that have been borrowed under the Facility will be applied, the currency of the Facility, the type of the Facility and the Final Maturity Date of the Facility) for the purpose of such financial information agency compiling league table data in relation to transactions and participants. The Parties acknowledge and agree that any such league table data compiled by a financial information agency may be disclosed to users of its service in accordance with the standard terms and conditions of that financial information agency.

38.3    Disclosure to numbering service providers
(a)    Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Obligors the following information:
(i)    names of Obligors;
(ii)    country of domicile of Obligors;
(iii)    place of incorporation of Obligors;
(iv)    date of this Agreement;
(v)    Clause 42 (Governing Law);
(vi)    the names of the Agent and the Arrangers;
(vii)    date of each amendment and restatement of this Agreement;
(viii)    amount of Total Commitments;
(ix)    currency of the Facility;
(x)    type of Facility;
(xi)    ranking of Facility;
(xii)    Final Maturity Date for Facility;
(xiii)    changes to any of the information previously supplied pursuant to sub-paragraphs (i) to (x) above; and
(xiv)    such other information agreed between such Finance Party and the Borrower, to enable such numbering service provider to provide its usual syndicated loan numbering identification services.
(b)    The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.
(c)    The Borrower represents that none of the information set out in sub-paragraphs (a)(i) to (a)(xii) above is, nor will at any time be, unpublished price-sensitive information.
(d)    The Agent shall notify the Borrower and the other Finance Parties of:
(i)    the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facility and/or one or more Obligors; and

(ii)    the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or one or more Obligors by such numbering service provider.
38.4    Entire agreement
This Clause 38 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.
38.5    Inside information
Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.
38.6    Notification of disclosure
Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrower:
(a)    of the circumstances of any disclosure of Confidential Information made pursuant to sub-paragraph (b)(v) of Clause 38.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and
(b)    upon becoming aware that Confidential Information has been disclosed in breach of this Clause 38.
38.7    Continuing obligations
The obligations in this Clause 38 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve months from the earlier of:
(a)    the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and
(b)    the date on which such Finance Party otherwise ceases to be a Finance Party.
39.    CONFIDENTIALITY OF FUNDING RATES REFERENCE BANK QUOTATIONS
39.1    Confidentiality and disclosure
(a)    The Agent and each Obligor agree to keep each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b), (c) and (d) below.
(b)    The Agent may disclose:

(i)    any Funding Rate (but not, for the avoidance of doubt, any Reference Bank Quotation) to the Borrower pursuant to Clause 9.3 (Notifications by Agent); and
(ii)    any Funding Rate, or any Reference Bank Quotation, to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Reference Bank.
(c)    The Agent may disclose any Funding Rate or Reference Bank Quotation, and each Obligor may disclose any Funding Rate, to:
(i)    any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate or Reference Bank Quotation is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or Reference Bank Quotation or is otherwise bound by requirements of confidentiality in relation to it;
(ii)    any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;
(iii)    any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and
(iv)    any person with the consent of the relevant Lender or Reference Bank (as applicable).
(d)    The Agent's obligations in this Clause 39 are without prejudice to its obligations to make notifications under Clause 10.6 (Notification of rates of interest) provided that the Agent shall not include the details of any individual Reference Bank Quotation as part of any such notification.

39.2    Related obligations
(a)    The Agent and each Obligor acknowledge that each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and each Obligor undertake not to use any Funding Rate or, in the case of the Agent, any Reference Bank Quotation for any unlawful purpose.
(b)    The Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender or Reference Bank, as the case may be:
(i)    of the circumstances of any disclosure made pursuant to paragraph (c)(ii) of Clause 39.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and
(ii)    upon becoming aware that any information has been disclosed in breach of this Clause 39.
39.3    No Event of Default
No Event of Default will occur under Clause 24.3 (Other obligations) by reason only of an Obligor's failure to comply with this Clause 39.
40.    CONTRACTUAL RECOGNITION OF BAIL-IN
Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:
(a)    any Bail-In Action in relation to any such liability, including (without limitation):
(i)    a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;
(ii)    a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and
(iii)    a cancellation of any such liability; and
(b)    a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.
41.    COUNTERPARTS
Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

GOVERNING LAW AND ENFORCEMENT
42.    GOVERNING LAW
This Agreement and all non-contractual obligations arising out of or in connection with this Agreement are governed by English law.
43.    ENFORCEMENT
43.1    Jurisdiction
(a)    The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or the consequences of its nullity) or any non-contractual obligations arising out of or in connection with this Agreement (a "Dispute").
(b)    The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.
(c)    The Borrower waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Clause 43.1 any special exemplary, punitive or consequential damages.
(d)    Notwithstanding paragraph (a) above, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.
43.2    Service of process
Without prejudice to any other mode of service allowed under any relevant law, the Borrower:
(a)    irrevocably appoints Bunge Corporation Limited, (company number 03132265, Room 113, 65 London Wall, London EC2M 5TU) as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and
(b)    agrees that failure by a process agent to notify the Borrower of the process will not invalidate the proceedings concerned.
THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1
APPLICABLE MARGIN
1.    Applicable Margin
(a)    Subject to the other provisions of this Schedule, the Applicable Margin is 0.50 per cent. per annum unless:
(i)    an Event of Default has occurred and is continuing and/or neither an Applicable Moody's Rating nor an Applicable S&P Rating is available, in which case the Applicable Margin shall be 1.30 per cent. per annum; or
(ii)    Moody's are publishing an Applicable Moody's Rating and/or S&P are publishing an Applicable S&P Rating, in which case the Applicable Margin is the percentage rate per annum that corresponds to that rating, as in effect from time to time as set out in the following table:

Applicable S&P Rating	Applicable Moody's Rating	Applicable Margin (% per annum)
BBB+ or above	Baa1 or above	0.30
BBB	Baa2	0.50
BBB-	Baa3	0.70
BB+	Ba1	0.90
BB or lower	Ba2 or lower	1.30

(b)    If the Applicable Moody's Rating and the Applicable S&P Rating appear on different lines of the table at paragraph (a) of this Clause 1, the Applicable Margin will be determined as follows:
(i)    if there is a split Rating of one notch, the Applicable Margin shall be the average of the Applicable Margin of the two notches;
(ii)    if there is a split Rating of two notches, the Applicable Margin shall be the Applicable Margin for the intermediate notch;
(iii)    if there is a split rating of more than two notches, the Applicable Margin should be average of the Applicable Margin of the two notches; and
(iv)    if only one of the Rating Agencies has provided an Applicable Rating then the Applicable Margin shall be calculated by assuming that the Rating Agency that did not provide an Applicable Rating would provide an Applicable Rating two notches below the Applicable Rating that was provided.

(c)    Any change to the Applicable Margin in respect of any change in rating pursuant to this Clause 1 shall take effect on the first Business Day after the announcement of the change in rating by the relevant Rating Agency.
(d)    If the long term unsecured debt ratings service provided by S&P or Moody's ceases to be available, the Agent can, after consultation with the Borrower and the Lenders, specify an alternative provider of an equivalent service for the purposes of calculating the Applicable Margin.
2.    Sustainability Adjustments
(a)    Subject to paragraph (j) below, the Applicable Margin shall be reduced by [***] for each Sustainability Performance Target (as detailed in the Sustainability Benchmark) that has been achieved as demonstrated by the most recently delivered Sustainability Certificate (the "Sustainability Discount").
(b)    Subject to paragraph (j) below, the Applicable Margin shall be increased by [***] for each Sustainability Performance Target for which the penalty level has been reached as demonstrated by the most recently delivered Sustainability Certificate (the "Sustainability Premium").
(c)    The Applicable Margin shall be reset (such that it is not subject to any Sustainability Discount or Sustainability Premium) on:
(i)    if the most recent Sustainability Certificate has been delivered by the relevant Sustainability Certificate Due Date, the date falling 12 months from the date of delivery of the most recent Sustainability Certificate; or
(ii)    if the most recent Sustainability Certificate has not been delivered by the relevant Sustainability Certificate Due Date, the subsequent Sustainability Certificate Due Date.
(d)    In the event of:
(i)    a failure by the Borrower to deliver a Sustainability Certificate by the relevant Sustainability Certificate Due Date; or
(ii)    the Borrower delivering a Sustainability Certificate which is or proves to have been incorrect or inaccurate in any respect, then, from the relevant Sustainability Certificate Due Date (in the case of paragraph (i) above) or the date on which the incorrect or inaccurate Sustainability Certificate was delivered (in the case of paragraph (ii) above):
(A)    no Sustainability Discount will be applied to the Applicable Margin; and
(B)    the maximum Sustainability Premium shall be applied to the Applicable Margin, up until the Business Day following the date on which the Agent receives the applicable Sustainability Certificate (in the case of paragraph (i) above) or a corrected Sustainability Certificate (in the case of paragraph (ii) above) at which point the Applicable Margin shall be reset in accordance with the information contained in that Sustainability Certificate (in the case of paragraph (i) above) or that corrected Sustainability Certificate (in the case of paragraph (ii) above).

(e)    At no point shall the Applicable Margin be:
(i)    reduced by more than [***] as a result of the Sustainability Discount; or
(ii)    increased by more than [***] as a result of the Sustainability Premium.
(f)    Subject to paragraph (d) above, any change in the Applicable Margin pursuant to this Clause 2 shall become effective on and from the first day of the Interest Period immediately following the date the Agent receives the most recent Sustainability Certificate.
(g)    No Sustainability Discount or Sustainability Premium shall apply at any time an Event of Default has occurred and is continuing.
(h)    Subject to paragraph (i) below, for the avoidance of doubt if any Sustainability Certificate does not certify the score of one or more of the Sustainability Performance Targets or does not certify or provide any required third-party verification for any relevant Sustainability Performance Target, the rest of the information in that Sustainability Certificate will still be considered to be valid.
(i)    If any Sustainability Certificate delivered by the Borrower:
(i)    does not certify the score of any Sustainability Performance Target; or
(ii)    does not certify or provide any required third-party verification for any relevant Sustainability Performance Target, then:
(i)    no Sustainability Discount will be applied to the Applicable Margin in respect of such Sustainability Performance Target; and
(ii)    the Sustainability Premium shall be applied to the Applicable Margin in respect of such Sustainability Performance Target.
(j)    Notwithstanding any other provision of this Agreement, in respect of the Sustainability Performance Targets for the calendar year ending 31 December 2021 and the related Sustainability Certificate to be delivered by the Borrower:
(i)    no Sustainability Discount shall be applied in respect of Sustainability Performance Target 1 unless both Sustainability Performance Target 1.1 and Sustainability Performance Target 1.2 are achieved, as demonstrated in the relevant Sustainability Certificate; and

(ii)    a Sustainability Premium shall only be applied in respect of Sustainability Performance Target 1 in the event that the relevant penalty level has been reached in respect of Sustainability Performance Target 1.1, as demonstrated in the relevant Sustainability Certificate.

SCHEDULE 4
CONDITIONS PRECEDENT TO INITIAL UTILISATION
3.    Obligors
(a)    A copy of the constitutional documents of each Obligor or, in the case of the Borrower, a copy of the articles of association (statuten) and deed of incorporation (oprichtingsakte) as well as an extract (uittreksel) from the Dutch Chamber of Commerce (Kamer van Koophandel) of the Borrower.
(b)    A copy of a resolution of the board of directors of each Obligor:
(i)    approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;
(ii)    if applicable, authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and
(iii)    if applicable, authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.
(c)    To the extent required under Dutch law or Borrower’s articles of association, a copy of the resolution of the general meeting (algemene vergadering) of the Borrower approving the resolutions of the board of managing directors referred to under paragraph (b) above.
(d)    To the extent required under Dutch law or Borrower’s articles of association, a copy of the resolution of the board of supervisory directors (raad van commissarissen) of the Borrower approving the resolutions of the board of managing directors referred to under paragraph (b) above.
(e)    If applicable, a copy of (i) the request for advice from each (central or European) works council (centrale of Europese) ondernemingsraad) with jurisdiction over the transactions contemplated by this Agreement and (ii) the positive advice from such works council which contains no condition, which if complied with, could result in a breach of any of the Finance Documents.
(f)    A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above in relation to the Finance Documents.
(g)    A certificate of each Obligor (signed by a Responsible Officer) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not violate any borrowing or, guaranteeing limit set forth in any Contractual Obligation or Requirement of Law binding on the respective Obligor.
(h)    A certificate of an authorised signatory of the Obligor certifying that each copy document relating to it specified in this Schedule 4 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

4.    Legal opinions
(a)    A legal opinion of Clifford Chance LLP, legal advisers to the Arrangers and the Agent as to matters of English law, opining notably as to the validity under English law of the obligations of the Borrower under this Agreement.
(b)    A legal opinion of Clifford Chance LLP, legal advisers to the Arrangers and the Agent as to matters of Dutch law, opining notably as to (i) the capacity of the Borrower to enter into and perform its obligations under the Finance Documents, (ii) the recognition under Dutch law of the validity of such obligations of the Borrower under this Agreement and (iii) the recognition and enforcement in The Netherlands of any judgement rendered against the Borrower pursuant to the jurisdiction provisions of the Finance Documents.
(c)    A legal opinion of Conyers Dill & Pearman Limited, special legal counsel to the Parent as to matters of Bermuda law, opining notably as to (i) the capacity of the Parent to enter into and perform its obligations under the Parent Guarantee, (ii) the recognition under Bermuda law of the validity of such obligations and the choice of law expressed in the Parent Guarantee and (iii) the recognition and enforcement in Bermuda of any judgement rendered against the Parent pursuant to the jurisdiction provisions of the Parent Guarantee.
(d)    A legal opinion of Reed Smith LLP, legal advisor to the Parent as to matters of New York law, opining notably as to the validity under New York law of the obligations of the Parent under the Parent Guarantee.
5.    Other documents and evidence
(a)    One signed original of the Parent Guarantee
(b)    An executed copy of each Fee Letter.
(c)    Evidence that any process agent referred to in Clause 43.2 (Service of process), has accepted its appointment.
(d)    A certificate of the Parent confirming the prevalent Ratings in respect of the Parent on the date of this Agreement.
(e)    The latest annual consolidated audited and certified financial statements of the Parent.
(f)    Evidence that the 2017 Facility has been, or will have been on or by the first Utilisation Date, unconditionally and irrevocably prepaid or repaid and cancelled in full.
(g)    Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 13 (Fees) and Clause 18 (Costs and expenses) have been paid or will be paid by the first Utilisation Date.
(h)    A copy of any other document, authorisation, opinion or assurance reasonably requested by the Agent.

SCHEDULE 7
TIMETABLES

Loans in dollars
Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request))	U-3 4:00 p.m. Paris time
Agent notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders' participation)	U-3
LIBOR is fixed	Quotation Day as of 11:00 a.m. London time
Term SOFR Reference Rate is fixed	As set out in the applicable SOFR Rate Terms

Starting time for required notice period in respect of a voluntary cancellation (Clause 8.3 (Voluntary cancellation))	4:00 p.m. Paris time
Starting time for required notice period in respect of a voluntary prepayment (Clause 8.4 (Voluntary Prepayment of Loans))	4:00 p.m. Paris time
Interpolated Term SOFR is used as a fallback (Clause 12.1(a) (Unavailability of Term SOFR))	As set out in the applicable SOFR Rate Terms

Shortened Interest Period for Term SOFR is used as a fallback (Clause 12.1(b) Unavailability of Term SOFR))	As set out in the applicable SOFR Rate Terms
"U" = date of utilisation
"U - X" = X Business Days prior to date of utilisation

SCHEDULE 10
SOFR RATE TERMS

PART I
TERM SOFR – SOFR RATE TERMS FOR A TERM SOFR RATE LOAN

Definitions
Additional Business Days:	An RFR Banking Day.
Break Costs:
The amount (if any) by which:
(a)    the interest minus the Applicable Margin which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Term SOFR Rate Loan to the last day of the current Interest Period in respect of that Term SOFR Rate Loan, had the principal amount of that Term SOFR Rate Loan received been paid on the last day of that Interest Period;
exceeds
(b)    the amount which that Lender would be able to obtain by placing an amount equal to the principal amount of that Term SOFR Rate Loan received by it on deposit with a leading bank in the London interbank market for a period starting on the Business Day following receipt or recovery and ending on the last day of that Interest Period.

Credit Adjustment Spread:	The percentage rate per annum calculated as follows:
Interest Period	Credit Adjustment Spread (per cent. per annum)
1 month or less	0.11448
2 months	0.18456
3 months	0.26161
6 months	0.42826

If the Interest Period has a different tenor to those set out in the above table, then the appropriate Credit Adjustment Spread shall be determined by linear interpolation between the spreads specified here associated with the next shortest tenor and the next longest tenor.
Business Day Conventions: (definition of “Month” and Clause 11.2 (Non-Business Days)):	(a) If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period:

(i)    subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;
(ii)    if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and
(iii)    if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

(b)    If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Fallback Interest Period:	One month

Market Disruption Rate:	The percentage rate per annum which is the aggregate of the Term SOFR Reference Rate and the applicable Credit Adjustment Spread.
Relevant Market:	The market for overnight cash borrowing collateralised by US Government securities.
RFR Banking Day:
Any day other than:
(a)    a Saturday or Sunday; and
(b)    a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.

SOFR:	The secured overnight financing rate administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).
Term SOFR:	The term SOFR reference rate administered by CME Group Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period published by CME Group Benchmark Administration Limited (or any other person which takes over the publication of that rate).

Quotation Day:	In relation to any period for which an interest rate is to be determined for a Term SOFR Rate Loan, two RFR Banking Days before the first day of that period (unless market practice differs in the relevant syndicated loan market, in which case the Quotation Day will be determined by the Agent in accordance with that market practice (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days)).
Term SOFR Contingency Period	30 days
Interest Periods
Periods capable of selection as Interest Periods (paragraph (b) of Clause 11.1 (Selection of Interest Periods)):	One, three and six Months
Timetables:
Term SOFR is fixed	Quotation Day
Interpolated Term SOFR is used as a fallback (Clause 12.1(a) (Unavailability of Term SOFR))	5:00 p.m. (New York City time)

Shortened Interest Period for Term SOFR is used as a fallback (Clause 12.1(b) (Unavailability of Term SOFR))	5:00 p.m. (New York City time)

PART II
COMPOUNDED SOFR – SOFR RATE TERMS FOR A COMPOUNDED SOFR RATE LOAN

Cost of funds will apply as a fallback
Definitions
Additional Business Days:	An RFR Banking Day
Break Costs:	None specified.
Business Day Conventions: (definition of “Month” and Clause 11.2 (Non-Business Days)):	(a) If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period:

(i)    subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(ii) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and
(iii) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

(b)    If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Central Bank Rate:	(a) The short-term interest rate target set by the US Federal Open Market Committee as published by the Federal Reserve Bank of New York from time to time; or
(b) if that target is not a single figure, the arithmetic mean of:
(i) the upper bound of the short-term interest rate target range set by the US Federal Open Market Committee and published by the Federal Reserve Bank of New York; and
(ii) the lower bound of that target range.
Central Bank Rate Adjustment:	In relation to the Central Bank Rate prevailing at close of business on any RFR Banking Day, the 20 per cent. trimmed arithmetic mean (calculated by the Agent, or by any other Finance Party which agrees to do so in place of the Agent) of the Central Bank Rate Spreads for the five most immediately preceding RFR Banking Days for which the RFR is available.
Central Bank Rate Spread:	In relation to any RFR Banking Day, the difference (expressed as a percentage rate per annum) calculated by the Agent between:

(a) the RFR for that RFR Banking Day; and (b) the Central Bank Rate prevailing at close of business on that RFR Banking Day.
Credit Adjustment Spread:	The percentage rate per annum calculated as follows:
Interest Period	Credit Adjustment Spread (per cent. per annum)
1 month or less	0.11448
2 months	0.18456
3 months	0.26161
6 months	0.42826

If the Interest Period has a different tenor to those set out in the above table, then the appropriate Credit Adjustment Spread shall be determined by linear interpolation between the spreads specified here associated with the next shortest tenor and the next longest tenor.
Daily Rate:	The “Daily Rate” for any RFR Banking Day is:
(a) the RFR for that RFR Banking Day; or
(b) if the RFR is not available for that RFR Banking Day, the percentage rate per annum which is the aggregate of:
(i) the Central Bank Rate for that RFR Banking Day; and
(ii) the applicable Central Bank Rate Adjustment; or
(c) if paragraph (b) above applies but the Central Bank Rate for that RFR Banking Day is not available, the percentage rate per annum which is the aggregate of:

(i) the most recent Central Bank Rate for a day which is no more than five RFR Banking Days before that RFR Banking Day; and
(ii) the applicable Central Bank Rate Adjustment,
rounded, in either case, to five decimal places and if, in either case, the aggregate of that rate and the applicable Credit Adjustment Spread is less than zero, the Daily Rate shall be deemed to be such a rate that the aggregate of the Daily Rate and the applicable Credit Adjustment Spread is zero.
Lookback Period:	Five RFR Banking Days.
Market Disruption Rate:	The percentage rate per annum which is the aggregate of: (a) the Cumulative Compounded SOFR Rate for the Interest Period of the relevant Loan; and (b) the applicable Credit Adjustment Spread.
Relevant Market:	The market for overnight cash borrowing collateralised by US Government securities.
Reporting Day:	The Business Day which follows the day which is the Lookback Period prior to the last day of the Interest Period.

RFR:	The secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).
RFR Banking Day:
Any day other than:
(a)    a Saturday or Sunday; and
(b)    a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.

Reporting Time
Deadline for Lenders to report market disruption in accordance with Clause 12.5 (Market disruption)	Close of business in Paris on the Reporting Day for the relevant Loan.
Deadline for Lenders to report their cost of funds in accordance with Clause 12.6 (Cost of funds)	Close of business on the date falling two Business Days after the Reporting Day for the relevant Loan (or, if earlier, on the date falling two Business Days before the date on which interest is due to be paid in respect of the Interest Period for that Loan).
RFR Contingency Period	30 days
Interest Periods
Periods capable of selection as Interest Periods (paragraph (b) of Clause 11.1 (Selection of Interest Periods)):	One, three and six Months

SCHEDULE 11
DAILY NON-CUMULATIVE COMPOUNDED SOFR RATE
The “Daily Non-Cumulative Compounded SOFR Rate” for any RFR Banking Day “i” during an Interest Period for a Compounded SOFR Rate Loan is the percentage rate per annum (without rounding, to the extent reasonably practicable for the Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose) calculated as set out below:
where:
“UCCDRi” means the Unannualised Cumulative Compounded Daily Rate for that RFR Banking Day “i”;
“UCCDRi-1” means, in relation to that RFR Banking Day “i”, the Unannualised Cumulative Compounded Daily Rate for the immediately preceding RFR Banking Day (if any) during that Interest Period;
“dcc” means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number;
“ni” means the number of calendar days from, and including, that RFR Banking Day “i” up to, but excluding, the following RFR Banking Day; and
the “Unannualised Cumulative Compounded Daily Rate” for any RFR Banking Day (the “Cumulated RFR Banking Day”) during that Interest Period is the result of the below calculation (without rounding, to the extent reasonably practicable for the Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose):
where:
“ACCDR” means the Annualised Cumulative Compounded Daily Rate for that Cumulated RFR Banking Day;
“tni” means the number of calendar days from, and including, the first day of the Cumulation Period to, but excluding, the RFR Banking Day which immediately follows the last day of the Cumulation Period;
“Cumulation Period” means the period from, and including, the first RFR Banking Day of that Interest Period to, and including, that Cumulated RFR Banking Day;
“dcc” has the meaning given to that term above; and
the “Annualised Cumulative Compounded Daily Rate” for that Cumulated RFR Banking Day is the percentage rate per annum (rounded to 5 decimal places) calculated as set out below:

where:
“d0” means the number of RFR Banking Days in the Cumulation Period;
“Cumulation Period” has the meaning given to that term above;
“i” means a series of whole numbers from one to d0, each representing the relevant RFR Banking Day in chronological order in the Cumulation Period;
“DailyRatei-LP” means, for any RFR Banking Day “i” in the Cumulation Period, the Daily Rate for the RFR Banking Day which is the applicable Lookback Period prior to that RFR Banking Day “i”;
“ni” means, for any RFR Banking Day “i” in the Cumulation Period, the number of calendar days from, and including, that RFR Banking Day “i” up to, but excluding, the following RFR Banking Day;
“dcc” has the meaning given to that term above; and
“tni” has the meaning given to that term above.

SCHEDULE 12
CUMULATIVE COMPOUNDED SOFR RATE

The “Cumulative Compounded SOFR Rate” for any Interest Period for a Compounded SOFR Rate Loan is the percentage rate per annum (rounded to the same number of decimal places as is specified in the definition of “Annualised Cumulative Compounded Daily Rate” in Schedule 11 (Daily Non-Cumulative Compounded SOFR Rate)) calculated as set out below:
where:
“d0” means the number of RFR Banking Days during the Interest Period;
“i” means a series of whole numbers from one to d0, each representing the relevant RFR Banking Day in chronological order during the Interest Period;
“DailyRatei-LP” means for any RFR Banking Day “i” during the Interest Period, the Daily Rate for the RFR Banking Day which is the applicable Lookback Period prior to that RFR Banking Day “i”;
“ni” means, for any RFR Banking Day “i”, the number of calendar days from, and including, that RFR Banking Day “i” up to, but excluding, the following RFR Banking Day;
“dcc” means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number; and
“d” means the number of calendar days during that Interest Period.

SCHEDULE 13
PUBLISHED RATE CONTINGENCY PERIOD

Published Rate	Period
LIBOR (all Quoted Tenors)	One month
RFR	As set out in the applicable SOFR Rate Terms
Term SOFR (all Quoted Tenors)	As set out in the applicable SOFR Rate Terms

SIGNATURES

THE BORROWER
BUNGE FINANCE EUROPE B.V.
By:

Name:

[Signature Page to BFE Revolving Facility Agreement]

THE ARRANGERS

BNP PARIBAS

By:

Name:
[Signature Page to BFE Revolving Facility Agreement]

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:

Name:

By:

Name:

[Signature Page to BFE Revolving Facility Agreement]

ING BANK N.V.

By:

Name:

[Signature Page to BFE Revolving Facility Agreement]

NATIXIS

By:

Name:

[Signature Page to BFE Revolving Facility Agreement]

SMBC BANK INTERNATIONAL PLC

By:

Name:

[Signature Page to BFE Revolving Facility Agreement]

THE ORIGINAL LENDERS

BNP PARIBAS

By:

Name:

[Signature Page to BFE Revolving Facility Agreement]

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:

Name:

By:

Name:

[Signature Page to BFE Revolving Facility Agreement]

ING BANK N.V.

By:

Name:

[Signature Page to BFE Revolving Facility Agreement]

NATIXIS

By:

Name:

[Signature Page to BFE Revolving Facility Agreement]

SUMITOMO MITSUI BANKING CORPORATION

By:

Name:

[Signature Page to BFE Revolving Facility Agreement]

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

By:

Name:

[Signature Page to BFE Revolving Facility Agreement]

BANK OF CHINA, NEW YORK BRANCH

By:

Name:

[Signature Page to BFE Revolving Facility Agreement]

BANK OF MONTREAL

By:

Name:

[Signature Page to BFE Revolving Facility Agreement]

CITIBANK N.A., JERSEY BRANCH

By:

Name:

[Signature Page to BFE Revolving Facility Agreement]

DEUTSCHE BANK LUXEMBOURG S.A.

By:

Name:

[Signature Page to BFE Revolving Facility Agreement]

INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, NEW YORK BRANCH

By:

Name:

By:

Name:

[Signature Page to BFE Revolving Facility Agreement]

MIZUHO BANK, LTD.

By:

Name:

[Signature Page to BFE Revolving Facility Agreement]

MUFG BANK, LTD

By:

Name:

[Signature Page to BFE Revolving Facility Agreement]

COÖPERATIEVE RABOBANK U.A.

By:

Name:

[Signature Page to BFE Revolving Facility Agreement]

ROYAL BANK OF CANADA

By:

Name:

[Signature Page to BFE Revolving Facility Agreement]

BANCO SANTANDER, S.A., NEW YORK BRANCH

By:

Name:

By:

Name:

[Signature Page to BFE Revolving Facility Agreement]

STANDARD CHARTERED BANK

By:

Name:

[Signature Page to BFE Revolving Facility Agreement]

U.S. BANK NATIONAL ASSOCIATION

By:

Name:

[Signature Page to BFE Revolving Facility Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION.

By:

Name:

[Signature Page to BFE Revolving Facility Agreement]

AGRICULTURAL BANK OF CHINA, LTD., NEW YORK BRANCH

By:

Name:

[Signature Page to BFE Revolving Facility Agreement]

COMMERZBANK AG, NEW YORK BRANCH

By:

Name:

[Signature Page to BFE Revolving Facility Agreement]

DBS BANK LTD.

By:

Name:

[Signature Page to BFE Revolving Facility Agreement]

INTESA SANPAOLO BANK LUXEMBOURG S.A. ‐ AMSTERDAM BRANCH

By:

Name:

[Signature Page to BFE Revolving Facility Agreement]

OVERSEA‐CHINESE BANKING CORPORATION LIMITED, NEW YORK AGENCY

By:

Name:

[Signature Page to BFE Revolving Facility Agreement]

PNC BANK, NATIONAL ASSOCIATION

By:

Name:

[Signature Page to BFE Revolving Facility Agreement]

TRUIST BANK

By:

Name:

[Signature Page to BFE Revolving Facility Agreement]

ITAÚ UNIBANCO S.A., MIAMI BRANCH

By:

Name:

[Signature Page to BFE Revolving Facility Agreement]

ABANCA CORPORACION BANCARIA S.A.

By:

Name:

By:

Name:

[Signature Page to BFE Revolving Facility Agreement]

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH

By:

Name:

By:

Name:

[Signature Page to BFE Revolving Facility Agreement]

ERSTE GROUP BANK AG

By:

Name:

[Signature Page to BFE Revolving Facility Agreement]

EMIRATES NBD BANK (P.J.S.C), LONDON BRANCH

By:

Name:

[Signature Page to BFE Revolving Facility Agreement]

DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, NEW YORK BRANCH

By:

Name:

By:

Name:
[Signature Page to BFE Revolving Facility Agreement]

THE AGENT

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:

Name:

By:

Name:
[Signature Page to BFE Revolving Facility Agreement]

THE SUSTAINABILITY CO-ORDINATORS

NATIXIS

By:

Name:

[Signature Page to BFE Revolving Facility Agreement]

BNP PARIBAS

By:

Name:
[Signature Page to BFE Revolving Facility Agreement]